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                                                                 EXHIBIT 10.41




                             LSI LOGIC CORPORATION

                       _________________________________



                                U.S.$300,000,000


                                CREDIT AGREEMENT


                         Dated as of December 20, 1996


                       _________________________________


                               ABN AMRO BANK N.V.

                                     Agent

                                      and

                          ABN AMRO NORTH AMERICA, INC.

                                    Arranger
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                               TABLE OF CONTENTS


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
ARTICLE I           DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 1.01        Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 1.02        Accounting Principles   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                        (a)     Accounting Terms; Utilization of GAAP for Purposes of
                                  Calculations Under Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                        (b)     "Fiscal Year" and "Fiscal Quarter"  . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 1.03        Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE II          THE LOANS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2.01        The Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2.02        Borrowing Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                        (a)     Notice to the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                        (b)     Notice to the Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2.03        Non-Receipt of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2.04        Lending Offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 2.05        Evidence of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 2.06        Minimum Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

SECTION 2.07        Required Notice   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

ARTICLE III             INTEREST AND FEES; CONVERSION OR CONTINUATION . . . . . . . . . . . . . . . . . . . . . . . . .   20

SECTION 3.01        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                        (a)     Interest Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        (b)     Interest Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                        (c)     Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                        (d)     Notice to the Borrower and the Banks  . . . . . . . . . . . . . . . . . . . . . . . . .   21

SECTION 3.02        Default Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
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SECTION 3.03        Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                        (a)     Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                        (b)     Agency and Arrangement Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                        (c)     Fees Nonrefundable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 3.04        Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

SECTION 3.05        Conversion or Continuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                        (a)     Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                        (b)     Automatic Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                        (c)     Notice to the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                        (d)     Notice to the Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 3.06        Replacement of Reference Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 3.07        Highest Lawful Rate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE IV          REDUCTION OF COMMITMENTS; REPAYMENT; PREPAYMENT   . . . . . . . . . . . . . . . . . . . . . . . .   24

SECTION 4.01        Reduction or Termination of the Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                        (a)     Optional Reduction or Termination   . . . . . . . . . . . . . . . . . . . . . . . . .   24
                        (b)     Mandatory Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                        (c)     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                        (d)     Adjustment of Commitment Fee; No Reinstatement  . . . . . . . . . . . . . . . . . . .   25

SECTION 4.02        Repayment of the Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 4.03        Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

                        (a)     Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
                        (b)     Notice; Application   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE V           YIELD PROTECTION AND ILLEGALITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 5.01        Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 5.02        Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

SECTION 5.03        Regulatory Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

                        (a)     Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                        (b)     Capital Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                        (c)     Requests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 5.04        Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
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SECTION 5.05        Funding Assumptions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SECTION 5.06        Obligation to Mitigate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 5.07        Substitution of Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE VI          PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 6.01        Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 6.02        Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                        (a)     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                        (b)     Authorization to Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                        (c)     Application   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                        (d)     Extension   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 6.03        Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

                        (a)     No Reduction of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                        (b)     Deduction or Withholding; Tax Receipts  . . . . . . . . . . . . . . . . . . . . . . .   30
                        (c)     Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                        (d)     Forms 1001 and 4224   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                        (e)     Mitigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                        (f)     Exceptions to Payment of Additional Amounts   . . . . . . . . . . . . . . . . . . . .   31

SECTION 6.04        Non-Receipt of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

SECTION 6.05        Sharing of Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE VII         CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 7.01        Conditions Precedent to the Initial Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                        (a)     Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                        (b)     Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                        (c)     Additional Closing Documents and Actions  . . . . . . . . . . . . . . . . . . . . . .   33
                        (d)     Corporate Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                        (e)     Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                        (f)     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 7.02        Conditions Precedent to All Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                        (a)     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                        (b)     Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                        (c)     Representations and Warranties; No Default  . . . . . . . . . . . . . . . . . . . . .   34
                        (d)     Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
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ARTICLE VIII        REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

SECTION 8.01        Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

                        (a)     Organization and Powers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
                        (b)     Authorization; No Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                        (c)     Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                        (d)     Governmental Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                        (e)     No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                        (f)     Title to Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                        (g)     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                        (h)     Compliance with Consents and Licenses   . . . . . . . . . . . . . . . . . . . . . . .   36
                        (i)     Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   36
                        (j)     Governmental Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                        (k)     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                        (l)     Significant Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                        (m)     Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                        (n)     Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                        (o)     Patents and Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
                        (p)     Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                        (q)     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                        (r)     Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                        (s)     Labor Disputes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                        (t)     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                        (u)     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE IX          COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

SECTION 9.01        Reporting Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                        (a)     Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . .   39
                        (b)     Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

SECTION 9.02        Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

                        (a)     Senior Debt to Total Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                        (b)     Quick Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                        (c)     Minimum Consolidated Tangible Net Worth   . . . . . . . . . . . . . . . . . . . . . .   42
                        (d)     Debt Service Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
                        (e)     Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 9.03        Additional Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                    (a)         Preservation of Corporate Existence, Etc  . . . . . . . . . . . . . . . . . . . . . .   42
                    (b)         Payment of Taxes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                    (c)         Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                    (d)         Maintenance of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                    (e)         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                    (f)         Payment of Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
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                        (g)     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                        (h)     Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                        (i)     Inspection of Property and Books and Records  . . . . . . . . . . . . . . . . . . . .   44
                        (j)     Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                        (k)     Further Assurances and Additional Acts  . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 9.04        Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                        (a)     Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                        (b)     Change in Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                        (c)     Restrictions on Fundamental Changes   . . . . . . . . . . . . . . . . . . . . . . . .   45
                        (d)     Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                        (e)     Loans and Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                        (f)     Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
                        (g)     Transactions with Related Parties   . . . . . . . . . . . . . . . . . . . . . . . . .   48
                        (h)     Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ARTICLE X           EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 10.01       Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                        (a)     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                        (b)     Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                        (c)     Failure by Borrower to Perform Certain Covenants  . . . . . . . . . . . . . . . . . .   49
                        (d)     Failure by Borrower to Perform Other Covenants  . . . . . . . . . . . . . . . . . . .   49
                        (e)     Insolvency; Voluntary Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . .   49
                        (f)     Involuntary Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
                        (g)     Default Under Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                        (h)     Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                        (i)     Process Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                        (j)     Seizure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                        (k)     ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                        (l)     Dissolution, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                        (m)     Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
                        (n)     Change in Ownership or Control  . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

SECTION 10.02       Effect of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE XI          THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 11.01       Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 11.02       Limitation on Liability of Agent; Notices; Closing  . . . . . . . . . . . . . . . . . . . . . . .   53

                        (a)     Limitation on Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                        (b)     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
                        (c)     Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54





                                       v.

                                                                                                                      Page
                                                                                                                      ----
SECTION 11.03       Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 11.04       Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

SECTION 11.05       Non-Reliance on Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

SECTION 11.06       Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

SECTION 11.07       Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 11.08       Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

SECTION 11.09       Arranger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

ARTICLE XII         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 12.01       Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

SECTION 12.02       Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                        (a)     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                        (b)     Facsimile and Telephonic Notice   . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 12.03       No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SECTION 12.04       Costs and Expenses; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

                        (a)     Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                        (b)     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
                        (c)     Defense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                        (d)     Other Charges   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

SECTION 12.05       Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

SECTION 12.06       Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60

SECTION 12.07       Obligations Several   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 12.08       Benefits of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 12.09       Binding Effect; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

                        (a)     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                        (b)     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

SECTION 12.10       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

SECTION 12.11       Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 12.12       Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 12.13       Limitation on Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64





                                      vi.

                                                                                                                      Page
                                                                                                                      ----
SECTION 12.14       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

SECTION 12.15       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SECTION 12.16       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65


ANNEXES

Annex 1             Pricing Grid

SCHEDULES

Schedule 1 Commitments and Pro Rata Shares
Schedule 2 Lending Offices; Addresses for Notices
Schedule 3 Existing Liens
Schedule 4 Significant Subsidiaries
Schedule 5 Litigation
Schedule 6 Environmental Compliance

EXHIBITS

Exhibit A  Form of Note
Exhibit B  Form of Notice of Borrowing
Exhibit C  Form of Compliance Certificate
Exhibit D  Form of Opinion of General Counsel of the Borrower
Exhibit E  Form of Assignment and Acceptance





                                      vii.

                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT (this "Agreement"), dated as of December 20, 1996, is made among LSI LOGIC CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages of this Agreement under the heading "BANKS" (each a "Bank" and, collectively, the "Banks") and ABN AMRO BANK N.V. as agent for the Banks hereunder (in such capacity, the "Agent").

                 The Borrower has requested the Banks to make revolving loans to the Borrower in an aggregate principal amount of up to $300,000,000 at any time outstanding. The Banks are severally willing to make such loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

                 Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "ABN AMRO" means ABN AMRO Bank N.V.

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition, directly or indirectly, of all or substantially all of the capital stock, obligations or other securities of or interest in a Person, or (c) a merger or consolidation or any other combination by the Borrower or any Subsidiary with another Person.

                 "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agent" has the meaning set forth in the introduction to this Agreement.

                 "Agent's Account" means the account of the Agent set forth in
Schedule 2 or such other account as the Agent from time





                                       1.

to time shall designate in a written notice to the Borrower and the Banks.

                 "Applicable Fee Amount" means with respect to the commitment fee payable hereunder, the amount set forth opposite the indicated Level below the heading "Commitment Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculation and adjustment of such amount also set forth on Annex I.

                 "Applicable Margin" means (i) with respect to Base Rate Loans, 0% per annum; and (ii) with respect to Eurodollar Rate Loans, the amount set forth opposite the indicated Level below the heading "Eurodollar Rate Loan Spread" in the pricing grid set forth on Annex I in accordance with the parameters for calculation and adjustment of such amount also set forth on Annex I.

                 "Arranger" means ABN AMRO North America, Inc.

                 "Assignment and Acceptance" has the meaning set forth in
Section 11.02(a).

                 "Bank" and "Banks" each has the meaning set forth in the recital of parties to this Agreement.

                 "Bankruptcy Code" Title 11 of the United States Code entitled "Bankruptcy."

                 "Base Rate" means for any day the higher of: (i) the Prime Commercial Lending Rate of ABN AMRO, as announced from time to time at its Chicago office, or (ii) the Federal Funds Rate, plus 1/2 of 1% per annum. Each change in the interest rate on the Loans or other Obligations bearing interest at the Base Rate based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate.

                 "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

                 "Borrower" has the meaning set forth in the recital of parties to this Agreement.

                 "Borrower's Account" means the account of the Borrower set forth in Schedule 2 or such other account as the Borrower from time to time shall designate in a written notice to the Agent for the deposit of funds borrowed under this Agreement.

                 "Borrowing" means a borrowing consisting of simultaneous Loans made at any one time by the Borrower from the Banks pursuant to Article II.





                                       2.

                 "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California and New York, New York.

                 "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

                 "Capitalized Interest" means interest that is incurred or accrued in any period and added to the cost of the asset in connection with which such interest is incurred.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 7.01 are satisfied or waived by all Banks.

                 "Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the amount set forth opposite the name of such Bank on Schedule 1, as such amount may be reduced from time to time pursuant to Section 4.01, or, where the context so requires, the obligation of such Bank to make Loans up to such amount on the terms and conditions set forth in this Agreement.

                 "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit C, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

                 "Consolidated CMLTD" means, as of any date of determination, the portion of long term Indebtedness coming due in the next succeeding four-quarter period.

                 "Consolidated Current Liabilities" means, as of any date of determination, the sum of current liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, plus (without duplication) Guaranty Obligations with respect to that portion of the underlying obligations which come due within one year of such date of determination.

                 "Consolidated EBITDA" means, for any period, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses or charges relating to Permitted Acquisitions which were deducted in determining Consolidated Net Income, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Interest Expense" means, for any period, interest expense (including interest expense attributable to





                                       3.

Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

                 "Consolidated Quick Assets" means, as of any date of determination, the sum of all unencumbered and unrestricted (except those encumbered or restricted in favor of the Agent or the Banks) cash, cash equivalents and net accounts receivable classified as current assets according to GAAP, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Rental Expense" means, for any period, rental expense of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities, minus (i) all assets which would be classified in a separate account as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, capitalized software, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete,
(ii) all unamortized debt discount and expense and (iii) all treasury stock; provided, however, that to the extent otherwise included in the amount set forth in the foregoing clause (i) of this definition, there shall be excluded from such amount the sum of (A) all engineering costs incurred in connection with the development of major production capabilities at new manufacturing facilities or refurbishment of an existing facility or with respect to introducing a new manufacturing process to existing or new manufacturing facilities and which are classified as a fixed asset and capitalized on the consolidated balance sheet of the Borrower in accordance with GAAP and (B) amounts representing the capitalized portion of the acquisition and development costs of software necessary for the operation of the business of the Borrower and its Subsidiaries, as shown on the consolidated balance sheet of the Borrower.

                 "Consolidated Total Assets" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Total Debt" means, as of any date of determination, all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.





                                       4.

                 "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                 "Default" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

                 "Dollars" and the sign "$" each means lawful money of the United States.

                 "EBITDA/Total Debt Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) Consolidated EBITDA for such Fiscal Quarter then ended to (ii) Consolidated Total Debt as of such date.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States and licensed by the United States or any state thereof; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                 "Equity Capital" means Consolidated Total Assets minus Consolidated Total Liabilities.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.





                                       5.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

                 "ERISA Event" means (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Borrower from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (iv) a failure by the Borrower to make required contributions to a Pension Plan or other Plan subject to Section 412 of the Code; (v) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Borrower; or (vii) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                 "Eurodollar Business Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

                 "Eurodollar Rate" means for each Interest Period for each Eurodollar Rate Loan the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

                                              Interbank Rate
                  Eurodollar Rate = ------------------------------------
                                    100% - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                 "Eurodollar Reference Banks" means ABN AMRO and Morgan Guaranty Trust Company of New York, subject to the provisions of Section 3.06.

                 "Eurodollar Reserve Percentage" means the maximum reserve requirement percentage (including any ordinary, supplemental, marginal and emergency reserves), if any, as





                                       6.

determined by the Agent, then applicable under Regulation D in respect of Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in the Federal Reserve System with deposits exceeding
$1,000,000,000.

                 "Event of Default" has the meaning set forth in Section 10.01.

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "Fee Letter" means that certain letter agreement dated October 31, 1996 among the Borrower, the Agent and the Arranger relating to the payment of certain arrangement and agency fees.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means, with respect to any Person, any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government having jurisdiction over such Person.

                 "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person





                                       7.

                          (i) with respect to any Indebtedness, lease (other than an operating lease), dividend, or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (A) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (B) to advance or provide funds (x) for the payment or discharge of any such primary obligation, or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (D) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof;

                          (ii)  (A) with respect to letters of credit,
         acceptances, bank guaranties, surety bonds or similar instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (B) as a partner or joint venturer in any partnership or joint venture;

                          (iii)  with respect to synthetic leases; or

                          (iv) net obligations with respect to Rate Contracts, other than Rate Contracts entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.

                 "Hazardous Substances" means any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

                 "IRS" means the Internal Revenue Service, or any successor thereto.

                 "Indebtedness" means, for any Person, without duplication:

                          (i)  all indebtedness or other obligations of such
Person for borrowed money;

                          (ii) all obligations of such Person for the deferred purchase price of property or services (including obligations under credit facilities which secure or finance such purchase price), other than trade payables incurred by





                                       8.

         such Person in the ordinary course of its business on ordinary terms;

                          (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                          (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

                          (v)     all obligations under Capital Leases;

                          (vi) all Guaranty Obligations other than Guaranty Obligations described in clauses (i)(C) and (i)(D) of the definition of "Guaranty Obligation" where the primary obligor is a Subsidiary; and

                          (vii) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person; provided, that if such indebtedness is not assumed and recourse is limited solely to such property, the Indebtedness incurred hereunder shall be valued at the lesser of the principal amount of the obligation so secured or the fair market value of the property subject to such Lien.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interbank Rate" means the rate per annum determined by the Agent, on the basis of quotations furnished to it by the Eurodollar Reference Banks, to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in Dollars are offered to each of the Eurodollar Reference Banks by prime banks in the London interbank market, at approximately 11:00 a.m. (London time), two Eurodollar Business Days before the first day of such Interest Period, in an amount substantially equal to the proposed Eurodollar Rate Loan to be made, continued or converted by such Eurodollar Reference Bank and for a period of time comparable to such Interest Period. If





                                       9.

any Eurodollar Reference Bank shall fail to furnish a quotation of its applicable rate to the Agent, the Interbank Rate for such Interest Period shall be determined on the basis of the quotations furnished to the Agent by the other Eurodollar Reference Bank or Reference Banks.

                 "Interest Payment Date" means a date specified for the payment of interest pursuant to Section 3.01(c).

                 "Interest Period" means, with respect to any Eurodollar Rate Loan, the period determined in accordance with Section 3.01(b) applicable thereto.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

                 "Lending Office" has the meaning set forth in Section 2.04.

                 "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest, but excluding any operating lease, regardless of whether precautionary filings are made in respect thereof under
Section 9408 of the California Uniform Commercial Code).

                 "Loan Documents" means this Agreement, the Notes, the Fee Letter and all other certificates, documents, agreements and instruments delivered to the Agent and the Banks under or in connection with this Agreement.

                 "Loans" has the meaning set forth in Section 2.01.

                 "Majority Banks" means at any time Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the aggregate Commitments.

                 "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Borrower to perform its payment obligations under any Loan Document to which it is a party or under any loan document relating to any Indebtedness of the Borrower described in Section 10.01(g); or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.





                                      10.

                 "Minimum Amount" has the meaning set forth in Section 2.06.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                 "Note" has the meaning set forth in Section 2.05.

                 "Notice" means a Notice of Borrowing, a Notice of Conversion or Continuation or a Notice of Prepayment, as the case may be.

                 "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

                 "Notice of Conversion or Continuation" has the meaning set forth in Section 3.05(c).

                 "Notice of Prepayment" has the meaning set forth in Section 4.03(b).

                 "Obligations" means the indebtedness, liabilities and other obligations of the Borrower to the Agent or any Bank under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent or any Bank thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                 "OECD" means the Organization for Economic Cooperation and Development.

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                 "Pension Plan" means any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of the Borrower or any ERISA Affiliate or with regard to which the Borrower or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 of ERISA.

                 "Permitted Acquisition" means any Acquisition of a Person by the Borrower or any Subsidiary for which (i) the sole consideration paid by the Borrower or any Subsidiary, as the case may be, consists of capital stock, or
(ii) the total cash consideration paid by the Borrower or any Subsidiary, as the case may be, does not exceed, in the aggregate with all other Acquisitions and all investments under Section 9.04(e)(vi), $500,000,000 during the period from the Closing Date through the Revolving Expiry Date.





                                      11.

                 "Permitted Investments" means any investments selected by the Borrower in accordance with its Corporate Cash Investment Policy as adopted by the Borrower on February 13, 1995 (as the same may be amended from time to time with the approval of the Agent); provided that any investments not meeting the standards set forth in such Corporate Cash Investment Policy shall nevertheless be deemed to be "Permitted Investments" if they do not exceed at any time, in the aggregate, 10% of all Permitted Investments at such time.

                 "Permitted Liens" means:

                 (i) Liens which may at any time be granted in favor of the Agent on behalf of the Banks or the Banks to secure obligations under the Loan Documents;

                 (ii) Liens in existence as of the date of this Agreement listed on Schedule 3, and any substitutions or renewals thereof, provided that
(A) any substitute or renewal Lien is limited to the property encumbered by the existing Lien, and (B) the principal amount of the obligations secured thereby is not increased;

                 (iii) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                 (iv) Liens in connection with workers' compensation, unemployment insurance or other social security obligations;

                 (v) mechanics', workers', materialmen's, landlords', carriers' or other like Liens arising in the ordinary and normal course of business with respect to obligations which are not past due or which are being contested in good faith via appropriate proceedings, with appropriate reserves established therefor in accordance with GAAP;

                 (vi) purchase money security interests (including by way of installment sales and title retention agreements) in personal or real property hereafter acquired when the security interest is granted contemporaneously with such acquisition (or within nine months thereafter), Liens created to secure the cost of construction or improvement of property and Liens created to secure Indebtedness incurred to finance such purchase price or cost (including Liens of the Borrower in favor of the United States or any State, or any department, agency, instrumentality or political subdivision thereof, securing any real property or other assets in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control); provided that (A) any such Lien shall attach only to the property so purchased, constructed or improved, together with





                                      12.

attachments and accessions thereto, and rents, proceeds, products, substitutions, replacements and profits thereof and attachments and accessories thereto, and (B) the amount of Indebtedness secured by any such Lien shall not exceed the purchase or construction price of such property plus transaction costs and financing charges relating to the acquisition or construction thereof;

                 (vii) Liens arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP;

                 (viii) Liens arising in the ordinary course of business or by operation of law, not securing Indebtedness, but securing such obligations as
(A) judgments or awards, which (x) are covered by applicable insurance or (y) have been outstanding less than 30 consecutive days, (B) interests of landlords or lessors under leases of real or personal property entered into in the ordinary course of business arising by contract or operation of law, (C) Liens in favor of customs and revenue authorities which secure payment of customs in connection with the importation of goods, (D) Liens which constitute rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business,
(E) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the property affected thereby or the use thereof and (F) subleases, licenses, and sublicenses granted to third parties, the granting of which does not result in a Material Adverse Effect;

                 (ix) Liens securing reimbursement obligations of the Borrower under documentary letters of credit; provided that such Liens shall attach only to documents relating to such letters of credit, goods covered thereby and products and proceeds thereof;

                 (x) Liens on insurance policies or the proceeds of insurance policies incurred solely to secure the financing of premiums owing with respect thereto;

                 (xi) Liens existing on property (including the proceeds and accessions thereto) acquired by the Borrower (including Liens on assets of any corporation at the time it becomes a Subsidiary), but excluding any Liens created in contemplation of any such acquisition; and

                 (xii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general





                                      13.

parameters customary in the industry and incurred in the ordinary course of business in connection with Rate Contracts or portfolio investments maintained with financial intermediaries.

                 "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains, or to which the Borrower makes, is making, or is obligated to make contributions, and includes any Pension Plan.

                 "Premises" means any and all real property, including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Borrower and its Subsidiaries.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitments divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 1 under the heading "Pro Rata Share."

                 "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

                 "Regulation D" means Regulation D of the FRB.

                 "Regulatory Change" has the meaning set forth in Section 5.03.

                 "Related Person" has the meaning set forth in Section 11.06.

                 "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations promulgated thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Required Notice Date" has the meaning set forth in Section
2.07.

                 "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other





                                      14.

senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

                 "Revolving Expiry Date" means the third anniversary of the Closing Date.

                 "SEC" means the Securities and Exchange Commission, or any successor thereto.

                 "Senior Debt" means all Indebtedness, other than Subordinated Debt, of the Borrower and its Subsidiaries on a consolidated basis.

                 "Significant Subsidiary" means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding Fiscal Quarter, having a net book value in excess of $10,000,000 (exclusive of intercompany assets and liabilities), based upon the Borrower's most recent annual or quarterly financial statements delivered to the Agent under Section 9.01(a).

                 "Solvent" means, with respect to any Person, that as of the date of determination, (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including reasonably anticipated liabilities with respect to contingent obligations) of such Person and (B) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person, and (ii) such Person has not incurred and does not intend to incur, or does not believe that it will incur, debts beyond its ability to pay such debts as they become due.

                 "Subordinated Debt" means (i) the Subordinated Notes and (ii) any other Indebtedness of the Borrower or any Subsidiary under which principal payments will become due and payable no earlier than the first anniversary of the Revolving Expiry Date and which is subordinated on terms and conditions reasonably acceptable to the Majority Banks; provided, that any Subordinated Debt having subordination provisions no more favorable to the holder than those contained in the Subordinated Notes shall be deemed to be reasonably acceptable to the Majority Banks for the purposes hereof.

                 "Subordinated Notes" means the Borrower's 5-1/2% Convertible Subordinated Notes Due 2001 and the indenture relating thereto.





                                      15.

                 "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                 "Swap Termination Value" means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (i) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Bank).

                 "Taxes" has the meaning set forth in Section 6.03.

                 "Total Capital" means the sum of Equity Capital, Senior Debt and Subordinated Debt.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 SECTION 1.02  Accounting Principles.

                 (a) Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements, determinations relating to covenants, and other information required to be delivered or determined by the Borrower pursuant to this Agreement shall be prepared or determined in conformity with GAAP as in effect at the time of such preparation or determination; provided, that in the event that a change to GAAP taking effect after the date hereof would otherwise affect the calculation of any covenant set forth in Section 9.02, such covenant shall be calculated in accordance with GAAP as in effect immediately prior to such change until an appropriate adjustment can be determined.

                 (b) "Fiscal Year" and "Fiscal Quarter". References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.





                                      16.

                 SECTION 1.03 Interpretation. In the Loan Documents, except to the extent the context otherwise requires:

                 (i)  Any reference to an Article, a Section, a Schedule or an
Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

                 (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

                 (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

                 (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

                 (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

                 (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                 (vii) Any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

                 (viii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                 (ix) The use of a word of any gender shall include each of the masculine, feminine and neuter genders.

                 (x) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.





                                      17.

                                   ARTICLE II
                                   THE LOANS

                 SECTION 2.01 The Loans. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make revolving loans (each a "Loan" and, collectively, the "Loans") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Expiry Date, in an aggregate principal amount up to but not exceeding at any time outstanding such Bank's Commitment. Within the limits of each Bank's Commitment, during such period the Borrower may borrow, repay the Loans in whole or in part, and reborrow, all in accordance with the terms and conditions hereof.

                 SECTION 2.02  Borrowing Procedure.

                 (a) Notice to the Agent. Each Borrowing shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice shall be in substantially the form of Exhibit B (a "Notice of Borrowing"), shall be irrevocable and binding on the Borrower except as provided in Sections 5.01 and 5.04, and shall specify: (A) the proposed date of the Borrowing, which shall be a Business Day; (B) whether the Borrowing consists of Base Rate Loans or Eurodollar Rate Loans; (C) the aggregate amount of the Borrowing, which shall be in a Minimum Amount; (D) if the Borrowing consists of any Eurodollar Rate Loans, the duration of the initial Interest Period with respect thereto; (E) that no Default exists hereunder; and (F) payment instructions with respect to the funds to be made available to the Borrower as a result of such Borrowing.

                 (b) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of each Borrowing, specifying the information contained in the Borrower's Notice and such Bank's Pro Rata Share of the Borrowing. On the date of each Borrowing, each Bank shall make available such Bank's Pro Rata Share of such Borrowing, in same day or immediately available funds, to the Agent for the Agent's Account, not later than 12:00 Noon (California time. Upon fulfillment of the applicable conditions set forth in Article VII and after receipt by the Agent of any such funds, and unless other payment instructions are provided by the Borrower, the Agent shall make such funds available to the Borrower by crediting the Borrower's Account with same day or immediately available funds on such Borrowing date.

                 SECTION 2.03 Non-Receipt of Funds. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank shall not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such portion available to the





                                      18.

Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                 SECTION 2.04 Lending Offices. The Loans made by each Bank may be made from and maintained at such offices of such Bank (each a "Lending Office") as such Bank may from time to time designate (whether or not such office is specified on Schedule 2. A Bank shall not elect a Lending Office that, at the time of making such election, increases the amounts which would have been payable by the Borrower to such Bank under this Agreement in the absence of such election. With respect to Eurodollar Rate Loans made from and maintained at any Bank's non- U.S. offices, the obligation of the Borrower to repay such Eurodollar Rate Loans shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including for purposes of the definition of the term "Majority Banks") be deemed made or maintained by it, for the account of any such office.

                 SECTION 2.05 Evidence of Indebtedness. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in accordance with its usual practices. The loan accounts maintained by the Agent and each such Bank shall be rebuttable presumptive evidence of the amount of the Loans made by such Bank to the Borrower and the interest and payments thereon; provided, however, that in case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall constitute rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. At the request of any Bank, the Borrower shall execute and deliver for the account of such Bank a promissory note in substantially the form of Exhibit A, dated the Closing Date, setting forth such Bank's Commitment as the maximum principal amount thereof, as additional evidence of the Indebtedness of the Borrower to such Bank resulting from the Loans made by such Bank (each a "Note" and, collectively, the "Notes").

                 SECTION 2.06 Minimum Amounts. Any Borrowing, conversion, continuation, Commitment reduction or prepayment of Loans hereunder shall be in an aggregate amount determined as





                                      19.

follows (each such specified amount a "Minimum Amount"): (i) any Borrowing or partial prepayment of Base Rate Loans shall be in the amount of $10,000,000 or a greater amount which is an integral multiple of $5,000,000; (ii) any Borrowing, continuation or partial prepayment of, or conversion into, Eurodollar Rate Loans shall be in the amount of $15,000,000 or a greater amount which is an integral multiple of $5,000,000; and (iii) any partial Commitment reduction under Section 4.01(a) shall be in the amount of $15,000,000 or a greater amount which is an integral multiple of $5,000,000.

                 SECTION 2.07 Required Notice. Any Notice hereunder shall be given not later than the date determined as follows (each such specified date a "Required Notice Date"): (i) any Notice with respect to a Borrowing of, or conversion into, Base Rate Loans shall be given at least one Business Day prior to the date of the proposed borrowing or conversion; (ii) any Notice with respect to any Borrowing or continuation of, or conversion into, Eurodollar Rate Loans shall be given at least four Eurodollar Business Days prior to the date of the proposed Borrowing, conversion or continuation; and (iii) any Notice with respect to any prepayment under Section 4.03(a) or Commitment reduction under Section 4.01(a) shall, except as otherwise provided in Section 4.03(b), be given at least five Business Days prior to the proposed prepayment date.

                                  ARTICLE III
                 INTEREST AND FEES; CONVERSION OR CONTINUATION

                 SECTION 3.01  Interest.

                 (a) Interest Rate. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the maturity thereof, at the following rates:

                 (i) during such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate plus the Applicable Margin; and

                 (ii) during such periods as such Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Eurodollar Rate Loan to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

                 (b) Interest Periods. The initial and each subsequent Interest Period for the Eurodollar Rate Loans shall be a period of one, two, three or six months, or such other period as requested by the Borrower and acceptable to the Banks. The determination of Interest Periods shall be subject to the following provisions:

                 (A) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;





                                      20.

                 (B) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (C) no Interest Period shall extend beyond the Revolving Expiry Date;

                 (D) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Business Day of the ending calendar month of such Interest Period; and

                 (E) there shall be no more than three Interest Periods in effect at any one time.

                 (c) Interest Payment Dates. Subject to Section 3.02, interest on the Loans shall be payable in arrears at the following times:

                 (i) interest on each Base Rate Loan shall be payable quarterly on the last Business Day in each calendar quarter, on the date of any prepayment or conversion of any such Base Rate Loan, and at maturity; and

                 (ii) interest on each Eurodollar Rate Loan shall be payable on the last day of each Interest Period for such Eurodollar Rate Loan, provided that (A) in the case of any such Interest Period which is greater than three months, interest on such Eurodollar Rate Loan shall be payable on each date that is three months, or an integral multiple thereof, after the beginning of such Interest Period, and on the last day of such Interest Period, and (B) if any prepayment, conversion, or continuation is effected other than on the last day of such Interest Period, accrued interest on such Eurodollar Rate Loan shall be due on such prepayment, conversion or continuation date as to the principal amount of such Eurodollar Rate Loan prepaid, converted or continued.

                 (d) Notice to the Borrower and the Banks. Each determination by the Agent hereunder of a rate of interest and of any change therein, including any changes in (i) the Applicable Margin, (ii) the Base Rate during any periods in which Base Rate Loans shall be outstanding, and (iii) the Eurodollar Reserve Percentage (if any) during any periods in which Eurodollar Rate Loans shall be outstanding, in the absence of manifest error shall be conclusive and binding on the parties hereto and shall be promptly notified by the Agent to the Borrower and the Banks. Such notice shall set forth in reasonable detail the basis for any such determination or change. The failure of the Agent to give any such notice specified in this subsection shall not





                                      21.

affect the Borrower's obligation to pay any interest or fees hereunder.

                 SECTION 3.02 Default Rate of Interest. In the event that any amount of principal of or interest on any Loan, or any other amount payable hereunder or under the Loan Documents, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to the Base Rate plus 2% per annum. Additionally, and without limiting the foregoing, during the existence of any Event of Default and upon the request of the Majority Banks, the Borrower shall pay interest on the unpaid principal amount of all Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default, the Borrower shall pay interest on the principal amount of such Loan, during the continuation of such Event of Default, at a rate per annum equal at all times to the Base Rate plus 2% per annum.

                 SECTION 3.03  Fees.

                 (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment as in effect from time to time from Closing Date until the Revolving Expiry Date at a rate per annum equal to the Applicable Fee Amount, payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date after the Closing Date, and on the earlier of the date such Commitment is terminated hereunder or the Revolving Expiry Date.

                 (b) Agency and Arrangement Fees. The Borrower agrees to pay to the Agent and to the Arranger for their own accounts such agency and arrangement fees in the amounts and at the times specified in the Fee Letter.

                 (c)      Fees Nonrefundable.  All fees payable under this
Section 3.03 shall be nonrefundable.

                 SECTION 3.04 Computations. All computations of interest based upon the Base Rate (when it is determined by reference to ABN AMRO's Prime Commercial Lending Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable. All other computations of any interest and of any commitment fee shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or commitment fee is payable, which results in more interest being paid than if computed on the





                                      22.

basis of a 365-day year. Notwithstanding the foregoing, if any Loan is repaid on the same day on which it is made, such day shall be included in computing interest on such Loan.

                 SECTION 3.05  Conversion or Continuation.

                 (a) Election. The Borrower may elect (i) to convert all or any part of (A) outstanding Base Rate Loans into Eurodollar Rate Loans, or
(B) outstanding Eurodollar Rate Loans into Base Rate Loans; or (ii) to continue all or any part of a Loan with one type of interest rate as such; provided, however, that so long as the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $15,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans, as the case may be, shall terminate. The continued or converted Base Rate and Eurodollar Rate Loans shall be allocated to the Banks ratably in accordance with their Pro Rata Shares. Any conversion or continuation of Eurodollar Rate Loans shall be made on the last day of the current Interest Period for such Eurodollar Rate Loans. No outstanding Loan may be converted into or continued as a Eurodollar Rate Loan if any Default has occurred and is continuing.

                 (b) Automatic Conversion. On the last day of any Interest Period for any Eurodollar Rate Loans, such Eurodollar Rate Loans shall, if not repaid, automatically convert into Base Rate Loans unless the Borrower shall have made a timely election to continue such Eurodollar Rate Loans as such for an additional Interest Period or to convert such Eurodollar Rate Loans, in each case as provided in subsection (a).

                 (c) Notice to the Agent. The conversion or continuation of any Loans contemplated by subsection (a) shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 10:00 A.M. (California time) on the Required Notice Date. Each such notice (a "Notice of Conversion or Continuation") shall, except as provided in Sections 5.01 and 5.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (i) the proposed date of the conversion or continuation, which shall be a Business Day; (ii) the outstanding Loans (or parts thereof) to be converted into or continued as Base Rate or Eurodollar Rate Loans; (iii) the aggregate amount of the Loans which are the subject of such continuation or conversion, which shall be in a Minimum Amount; (iv) if the conversion or continuation consists of any Eurodollar Rate Loans, the duration of the Interest Period with respect thereto; and (v) that no Default exists hereunder.





                                      23.

                 (d) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of
(i) the proposed conversion or continuation of any Loans, specifying the information contained in the Borrower's Notice of Conversion or Continuation and such Bank's Pro Rata Share thereof or (ii), if timely notice was not received from the Borrower, the details of any automatic conversion under subsection (b).

                 SECTION 3.06 Replacement of Reference Banks. If the Loan of any Eurodollar Reference Bank is prepaid in full or its Commitment shall terminate (otherwise than on termination of all the Commitments), or if a Eurodollar Reference Bank transfers its Loans in full to an unaffiliated institution or otherwise shall cease to be a Bank hereunder, the Agent shall, in consultation with the Borrower and with the approval of the Majority Banks, appoint another similarly situated Bank to replace such Bank as a Eurodollar Reference Bank.

                 SECTION 3.07 Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Bank in connection with this Agreement under applicable law (the "Maximum Rate"), the Borrower shall not be obligated to pay, and such Bank shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

                                   ARTICLE IV
                           REDUCTION OF COMMITMENTS;
                             REPAYMENT; PREPAYMENT

                 SECTION 4.01  Reduction or Termination of the Commitments.

                 (a) Optional Reduction or Termination. The Borrower may, upon prior notice to the Agent as provided herein, terminate in whole or reduce ratably in part, as of the date specified by the Borrower in such notice, any then unused portion of the respective Commitments, provided that each partial reduction shall be in a Minimum Amount.

                 (b) Mandatory Termination. The Commitments shall terminate in full on the Revolving Expiry Date.

                 (c) Notice. The Agent shall give each Bank prompt notice of any termination or reduction of the Commitments under this Section 4.01.





                                      24.

                 (d) Adjustment of Commitment Fee; No Reinstatement. From the effective date of any reduction or termination prior to the Revolving Expiry Date, the commitment fee payable under Section 3.03(a) shall be computed on the basis of the Commitments as so reduced or terminated. Once reduced or terminated, the Commitments may not be increased or otherwise reinstated.

                 SECTION 4.02 Repayment of the Loans. The Borrower shall repay to the Banks in full on the Revolving Expiry Date the aggregate principal amount of the Loans outstanding on such date.

                 SECTION 4.03  Prepayments.

                 (a) Optional Prepayments. The Borrower may, upon prior notice to the Agent not later than the Required Notice Date, prepay the outstanding amount of the Loans in whole or ratably in part, without premium or penalty. Partial prepayments shall be in Minimum Amounts.

                 (b) Notice; Application. The notice given of any prepayment (a "Notice of Prepayment") shall specify the date and amount of the prepayment and whether the prepayment is of Base Rate or Eurodollar Rate Loans or a combination thereof, and if of a combination thereof the amount of the prepayment allocable to each. Upon receipt of the Notice of Prepayment the Agent shall promptly notify each Bank thereof. If the Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid.

                                   ARTICLE V
                        YIELD PROTECTION AND ILLEGALITY

                 SECTION 5.01 Inability to Determine Rates. If the Agent shall determine that adequate and reasonable means do not exist to ascertain the Eurodollar Rate, or the Majority Banks shall determine that the Eurodollar Rate does not accurately reflect the cost to the Banks of making or maintaining Eurodollar Rate Loans, then the Agent shall give telephonic notice (promptly confirmed in writing) to the Borrower and each Bank of such determination.
Such notice shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent (upon the instructions of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any Notice then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the Notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.





                                      25.

                 SECTION 5.02 Funding Losses. In addition to such amounts as are required to be paid by the Borrower pursuant to Section 5.03, the Borrower shall compensate each Bank, promptly within 30 days following receipt of such Bank's written request made to the Borrower (with a copy to the Agent), for all losses, costs and expenses (including any loss or expense incurred by such Bank in obtaining, liquidating or re-employing deposits or other funds to fund or maintain its Eurodollar Rate Loans), if any, which such Bank sustains: (i) if the Borrower repays, converts or prepays any Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan (whether as a result of an optional prepayment, mandatory prepayment, a payment as a result of acceleration or otherwise); (ii) if the Borrower fails to borrow a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section 5.01 or 5.04); (iii) if the Borrower fails to convert into or continue a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section 5.01 or 5.04); or (iv) if the Borrower fails to prepay a Eurodollar Rate Loan after giving its Notice. Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 SECTION 5.03  Regulatory Changes.

                 (a) Increased Costs. If after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or compliance by any Bank (or its Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB, but excluding with respect to any Eurodollar Rate Loan any such requirement included in the calculation of the Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the interbank eurodollar market any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such increased cost or reduction.





                                      26.

                 (b) Capital Requirements. If any Bank shall have determined that any Regulatory Change regarding capital adequacy, or compliance by such Bank (or any corporation controlling such Bank) with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation would have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such reduction.

                 (c) Requests. Any such request for compensation by a Bank under this Section 5.03 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, such Bank may use any reasonable averaging and attribution methods.

                 SECTION 5.04 Illegality. If any Bank shall determine that it has become unlawful, as a result of any Regulatory Change, for such Bank to make, convert into or maintain Eurodollar Rate Loans as contemplated by this Agreement, such Bank shall promptly give notice of such determination to the Borrower (through the Agent), and (i) the obligation of such Bank to make or convert into Eurodollar Rate Loans, as the case may be, shall be suspended until such Bank gives notice that the circumstances causing such suspension no longer exist; and (ii) each of such Bank's outstanding Eurodollar Rate Loans, as the case may be, shall, if requested by such Bank, be converted into a Base Rate Loan not later than upon expiration of the Interest Period related to such Eurodollar Rate Loan, or, if earlier, on such date as may be required by the applicable Regulatory Change, as shall be specified in such request. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 SECTION 5.05 Funding Assumptions. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Article V, each Eurodollar Rate Loan made by a Bank (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Interbank Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.





                                      27.

                 SECTION 5.06 Obligation to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 5.03(a) or 5.04, and in any event if so requested by the Borrower, each Bank shall use reasonable efforts to make, fund or maintain its affected Eurodollar Rate Loans through another Lending Office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such Eurodollar Rate Loans through such other Lending Office would not in any material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.

                 SECTION 5.07 Substitution of Banks. Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a request for compensation under Sections 5.03, a notice under Section 5.05 or a request for payment under
Section 6.03, the Borrower may (i) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitments; or (ii) designate an Eligible Assignee satisfactory to the Borrower to acquire and assume all or part of such Affected Bank's Loans and Commitment (a "Replacement Bank"). Any such designation of a Replacement Bank under clause
(ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld). In connection with any such assumption
(A) the Replacement Bank shall pay to the Affected Bank in immediately available funds on the date of the assignment the principal amount of the Loans made by the Affected Bank hereunder which are being acquired by the Replacement Bank, and (B) the Borrower shall pay to the affected Bank in immediately available funds on the date of the assignment the interest accrued to the date of the assignment on the Loans which are being acquired by the Replacement Bank and all other amounts then accrued for the Affected Bank's account or owed to it hereunder with respect to such Loans, including any amounts owing under
Section 5.02.

                                   ARTICLE VI
                                    PAYMENTS

                 SECTION 6.01 Pro Rata Treatment. Except as otherwise provided in this Agreement, each Borrowing hereunder, each Commitment reduction, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Loans and on account of any commitment fee, and each conversion or continuation of Loans, shall be made ratably in accordance with the respective Pro Rata Shares of the Banks.

                 SECTION 6.02  Payments.

                 (a) Payments. The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense, not later than 10:00 A.M. (California time) on the day when due to the Agent in Dollars and





                                      28.

in same day or immediately available funds, to the Agent's Account. The Agent shall promptly thereafter distribute like funds relating to the payment of principal or interest, commitment fee or any other amounts payable to the Banks, ratably (except as a result of the operation of Article V) to the Banks in accordance with their Pro Rata Shares.

                 (b) Authorization to Agent. To effectuate any payment of principal and interest by the Borrower hereunder, the Agent shall, and the Borrower hereby authorizes the Agent to, charge any deposit account of the Borrower with the Agent for the amount of such payment on the due date thereof. If the collected credit balance of such account on such date shall be insufficient to cover the full payment due, the Borrower shall immediately upon demand remit to the Agent the full amount of such deficiency. The Agent may (but shall not be obligated to), and the Borrower hereby authorizes the Agent to, charge any such account of the Borrower for the amount of any other payment which is not made by the time specified in subsection (a). The Agent shall promptly notify the Borrower after charging any such account.

                 (c) Application. (i) Unless the Agent shall receive a timely election by the Borrower with respect to the application of any principal payments, each payment of principal by the Borrower shall be applied
(A) first, to the Base Rate Loans then outstanding, and (B) second, to the Eurodollar Rate Loans then outstanding (in such manner as the Agent shall determine in its sole discretion). (ii) Each payment by or on behalf of the Borrower hereunder shall, unless a specific determination is made by the Agent and the Majority Banks with respect thereto, be applied in the following order:
(A) first, to any fees, costs, expenses and other amounts due the Agent; (B) second, to any fees, costs, expenses and other amounts (other than principal and interest) due the Banks; (C) third, to accrued and unpaid interest due the Banks; and (D) fourth, to principal due the Banks.

                 (d) Extension. Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest or commitment fee hereunder.

                 SECTION 6.03  Taxes.

                 (a) No Reduction of Payments. The Borrower shall pay all amounts of principal, interest, fees and other amounts due under the Loan Documents free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or





                                      29.

withholdings and all liabilities with respect thereto excluding, in the case of each Bank and the Agent, income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or the Agent is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein, and by the jurisdiction of such Bank's Lending Office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, the Borrower shall increase the amount paid so that the respective Bank or the Agent receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section 6.03), the full amount of the payment provided for in the Loan Documents.

                 (b) Deduction or Withholding; Tax Receipts. If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Agent (for itself or for redelivery to the Bank to or for the account of which such payment was made) an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Agent or any Bank (through the Agent) may reasonably request.

                 (c) Indemnity. If any Bank or the Agent is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against any Bank or the Agent, the Borrower shall indemnify the Agent and the Banks, within 30 days following demand and except as provided in subsection (f) below, for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable under this Section 6.03, whether or not such payment or liability was correctly or legally asserted. A certificate of the Agent or any Bank as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes.

                 (d) Forms 1001 and 4224. Each Bank that is incorporated under the laws of any jurisdiction outside the United States agrees to deliver to the Agent and the Borrower on or prior to the Closing Date, and in a timely fashion thereafter, Form 1001, Form 4224 or such other documents and forms of the United States Internal Revenue Service, duly executed and completed by such Bank, as are required under United States law to establish such Bank's status for United States withholding tax purposes.





                                      30.

                 (e) Mitigation. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to make any payment in respect of Taxes to such Bank or a payment in indemnification with respect to any Taxes, and in any event if so requested by the Borrower following such occurrence, each Bank shall use reasonable efforts to make, fund or maintain its affected Loan (or relevant part thereof) through another Lending Office if as a result thereof the additional amounts so payable by the Borrower would be avoided or materially reduced and if, in the reasonable opinion of such Bank, the making, funding or maintaining of such Loan (or relevant part thereof) through such other Lending Office would not in any material respect be disadvantageous to such Bank or contrary to such Bank's normal banking practices.

                 (f) Exceptions to Payment of Additional Amounts. The Borrower will not be required to pay any additional amounts in respect of Taxes consisting of U.S. Federal income tax pursuant to this Section 6.03 to any Bank for the account of any Lending Office of such Bank:

                          (i)   if the obligation to pay such additional
amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection (d) in respect of such Lending Office;

                          (ii)  if such Bank shall have delivered to the
Agent a Form 4224 in respect of such Lending Office pursuant to subsection (d), and such Bank shall not at any time be entitled to exemption from deduction or withholding of U.S. Federal income tax in respect of payments by Borrower for the account of such Lending Office for any reason other than a change in U.S. law or regulations or any applicable tax treaty or in the official interpretation of such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                          (iii) if the Bank shall have delivered to the Agent a
Form 1001 in respect of such Lending Office pursuant to subsection (d), and such Bank shall not at any time be entitled to exemption from deduction or withholding of U.S. Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in U.S. law or regulations or any applicable tax treaty or in the official interpretation of any such law, treaty or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                 SECTION 6.04 Non-Receipt of Funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any of the Banks hereunder that the Borrower shall not make such payment in full, the Agent may





                                      31.

assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                 SECTION 6.05 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to a provision hereof providing for non-pro rata treatment) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith advise the Agent of the receipt of such payment, and within five Business Days of such receipt purchase from the other Banks (through the Agent), without recourse, such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 6.05 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section
6.05 shall be required to implement the terms of this Section 6.05. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 6.05 and shall in each case notify the Banks following any such purchases.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

                 SECTION 7.01 Conditions Precedent to the Initial Loans. The obligation of each Bank to make its initial Loan shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

                 (a) Fees and Expenses. The Borrower shall have paid (i) all fees then due in accordance with Section 3.03 and (ii) all invoiced costs and expenses then due in accordance with Section 12.04(a).





                                      32.

                 (b) Loan Documents. The Agent shall have received a copy of this Agreement duly executed by the parties hereto, and any Notes for the Banks requesting such Notes duly executed by the Borrower.

                 (c) Additional Closing Documents and Actions. The Agent shall have received the following, in form and substance satisfactory to it and each of the Banks:

                 (i) evidence that all (A) authorizations or approvals of any Governmental Authority and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained; and

                 (ii) a certificate of a Responsible Officer of the Borrower, dated the Closing Date, stating that (A) the representations and warranties contained in Section 8.01 and in the other Loan Documents are true and correct on and as of the date of such certificate as though made on and as of such date and (B) on and as of the Closing Date, no Default shall have occurred and be continuing or shall result from the initial Borrowing.

                 (d) Corporate Documents. The Agent shall have received the following, in form and substance satisfactory to it:

                 (i) certified copies of the certificate of incorporation of the Borrower, together with certificates as to good standing and tax status, from the Secretary of State or other Governmental Authority, as applicable, of the Borrower's state of incorporation and certificates from the Secretary of State or other Governmental Authority, as applicable, of California as to the Borrower's status as a foreign corporation and tax status, each dated as of a recent date prior to the Closing Date; and

                 (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying (A) copies of the bylaws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and
(B) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Loan Documents and act with respect thereto, upon which certificate the Agent and the Banks may conclusively rely until the Agent shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate.

                 (e) Legal Opinions. The Agent shall have received (i) an opinion of the General Counsel of the Borrower, dated the Closing Date, in substantially the form of Exhibit D; and (ii) an opinion of Brobeck, Phleger & Harrison LLP in form and substance satisfactory to the Agent.





                                      33.

                 (f) Compliance Certificate. The Agent shall have received a completed Compliance Certificate, dated the Closing Date, for the immediately preceding Fiscal Quarter.

                 SECTION 7.02 Conditions Precedent to All Loans. The obligation of each Bank to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the following conditions precedent:

                 (a) Notice. The Borrower shall have given the Notice of Borrowing as provided in Section 2.02(a).

                 (b) Material Adverse Effect. On and as of the date of such Borrowing, there shall have occurred no Material Adverse Effect since December 31, 1995.

                 (c) Representations and Warranties; No Default. On the date of such Borrowing, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 8.01 and in the other Loan Documents shall be true, correct and complete on and as of the date of such Borrowing as though made on and as of such date; and (ii) no Default shall have occurred and be continuing or shall result from such Borrowing. For purposes of this Section 7.02(c), clause (i) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered in respect of the representation and warranty made in Section 8.01(q) and shall not be deemed to refer to any other representations and warranties which relate solely to an earlier date (provided that such other representations and warranties shall be true, correct and complete as of such earlier date); and clause (i) shall take into account any amendments to the Schedules and other disclosures made in writing by the Borrower to the Agent and the Banks after the Closing Date and approved by the Agent and the Majority Banks. The giving of any Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Borrowing following the Closing Date shall each be deemed a certification to the Agent and the Banks that on and as of the date of such Borrowing such statements are true.

                 (d) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

                 SECTION 8.01 Representations and Warranties. The Borrower represents and warrants to each Bank and the Agent that:

                 (a) Organization and Powers. Each of the Borrower and its Significant Subsidiaries is a corporation or partnership duly





                                      34.

organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its assets and carry on its business and, with respect to the Borrower, to execute, deliver and perform its obligations under the Loan Documents.

                 (b) Authorization; No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action of the Borrower and do not and will not (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Borrower or result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Borrower.

                 (c) Binding Obligation. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent the enforceability thereof would be subject to bankruptcy, insolvency, receivership or similar laws providing relief from creditors, or principles of equity generally.

                 (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower of any of the Loan Documents.

                 (e) No Defaults. Neither the Borrower nor any of its Subsidiaries is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect. The Obligations of the Borrower are "Senior Debt" for purposes of the Subordinated Notes.

                 (f) Title to Properties. The Borrower and each Significant Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.





                                      35.

The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 9.04(a).

                 (g) Litigation. Except as set forth in Schedule 5, there are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to the Borrower or any such Subsidiary would be reasonably likely to result in a Material Adverse Effect.

                 (h) Compliance with Consents and Licenses. Every consent required by the Borrower or any Subsidiary (including those required under or pursuant to any Environmental Law) in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has not been any default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

                 (i) Compliance with Environmental Laws. Except as set forth in Schedule 6, to the best of the Borrower's knowledge after due investigation, (i) the properties of the Borrower and its Subsidiaries do not contain and have not previously contained (at, under, or about any such property) any Hazardous Substances or other contamination (A) in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, any Environmental Laws, in either case where such violation or liability could reasonably be expected to result in a Material Adverse Effect, (B) which could interfere with the continued operation of such property, or (C) which could materially impair the fair market value thereof; and (ii) there has been no transportation or disposal of Hazardous Substances from, nor any release or threatened release of Hazardous Substances at or from, any property of the Borrower or any of its Subsidiaries in violation of or in any manner could give rise to liability under any Environmental Laws, where such violation or liability, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                 (j) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

                 (k) ERISA. Except as specifically disclosed to the Banks in writing prior to the Closing Date: (i) each Plan is in compliance in all material respects with the applicable





                                      36.

provisions of ERISA, the Code and other federal or state law; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits, or action by any governmental authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) there has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect; (iv) no ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan;
(v) no Pension Plan has any Unfunded Pension Liability; (vi) the Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (vii) no trade or business (whether or not incorporated under common control with the Borrower within the meaning of
Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code; and (viii) neither the Borrower nor any entity under common control with the Borrower in the preceding sentence has ever contributed to any Multiemployer Plan.

                 (l) Significant Subsidiaries. The name and ownership of each Significant Subsidiary of the Borrower on the date of this Agreement is as set forth in Schedule 4. All of the outstanding capital stock of, or other interest in, each such Significant Subsidiary has been validly issued, and is fully paid and nonassessable.

                 (m) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the FRB). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except in compliance with said Regulations G and U.

                 (n) Taxes. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

                 (o) Patents and Other Rights. Each of the Borrower and its Significant Subsidiaries possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are necessary for the ownership,





                                      37.

maintenance and operation of its business, except where the failure to obtain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

                 (p) Insurance. The properties of the Borrower and its Subsidiaries are insured against losses and damages of the kinds and in amounts which are deemed prudent by the Borrower in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry, and such insurance is maintained with financially sound and reputable insurance companies or pursuant to a plan or plans or self-insurance to such extent as is usual for companies of similar size engaged in the same or similar businesses and owning similar properties.

                 (q) Financial Statements. (i) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 1996, and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the nine-month period then ended, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations of the Borrower and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the September 30, 1996 financial statements, to normal year-end adjustments and the absence of notes. (ii) Since December 31, 1995, there has been no Material Adverse Effect.

                 (r) Liabilities. Neither the Borrower nor any of its Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (q), in the notes thereto or otherwise disclosed in writing to the Banks, other than liabilities arising in the ordinary course of business since September 30, 1996.

                 (s) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, which may result in a Material Adverse Effect.

                 (t) Solvency. The Borrower and its Subsidiaries on a consolidated basis are Solvent.

                 (u) Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Banks in connection with





                                      38.

the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time when made or delivered.

                                   ARTICLE IX
                                   COVENANTS

                 SECTION 9.01 Reporting Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Financial Statements and Other Reports. The Borrower will furnish to the Agent in sufficient copies for distribution to the Banks:

                 (i) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Quarter and the portion of the Fiscal Year through the end of such Quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding Fiscal Year;

                 (ii) as soon as available and in any event within 100 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous Fiscal Year, and accompanied by a report thereon of Price Waterhouse LLP or another firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of the Borrower and its Subsidiaries as a going concern;

                 (iii) together with the financial statements required pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period, which shall contain a certification of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes; and





                                      39.

                 (iv) promptly after the giving, sending or filing thereof, copies of all reports, if any, which the Borrower or any of its Subsidiaries sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Borrower or any of its Subsidiaries with the SEC or any national securities exchange.

                 (b) Additional Information. The Borrower will furnish to the Agent:

                 (i) promptly after the Borrower has knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

                 (ii) prompt written notice of any action, event or occurrence that could reasonably be expected to result in a Material Adverse Effect due to environmental liability under Environmental Laws;

                 (iii) prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries which (A) if adversely determined would involve an aggregate liability of $10,000,000 or more in excess of amounts covered by third-party insurance, or (B) otherwise may have a Material Adverse Effect;

                 (iv) promptly after the Borrower has knowledge or becomes aware thereof, (A) notice of the occurrence of any ERISA Event, together with a copy of any notice of such ERISA Event, to the PBGC, and (B) the details concerning any action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                 (v) promptly upon the commencement or increase of contributions to, the adoption of, or an amendment to, a Plan by the Borrower or an ERISA Affiliate, if such commencement or increase of contributions, adoption, or amendment could reasonably be expected to result in a net increase in unfunded liability to Borrower or an ERISA Affiliate in excess of $10,000,000, a calculation of the net increase in unfunded liability;

                 (vi) promptly after filing or receipt thereof by the Borrower or any ERISA Affiliate, copies of the following:

                          (A) any notice received from the PBGC of intent to terminate or have a trustee appointed to administer any Pension Plan;

                          (B) any notice received from the sponsor of a Multiemployer Plan concerning the imposition, delinquent payment, or amount of withdrawal liability;





                                      40.

                          (C) any demand by the PBGC under Subtitle D of Title IV of ERISA; and

                          (D) any notice received from the IRS regarding the disqualification of a Plan intended to qualify under Section 401(a) of the Internal Revenue Code;

                 (vii) within 45 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to subsection (a), notice of any change in accounting policies or financial reporting practices by the Borrower or any of its Significant Subsidiaries that is expected to affect (or has affected) materially under U.S. GAAP the consolidated financial condition of the Borrower and its Subsidiaries;

                 (viii) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect;

                 (ix) upon the request from time to time of the Agent or any Bank (through the Agent), the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Rate Contracts to which the Borrower or any of its Subsidiaries is party;

                 (x) prompt written notice of any change in the Borrower's Fiscal Year;

                 (xi) prompt written notice of any Person or Subsidiary not identified on Schedule 4 that becomes a Significant Subsidiary after the date of this Agreement;

                 (xii) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and

                 (xiii) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Borrower or its Significant Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

                 SECTION 9.02 Financial Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Borrower agrees that:





                                      41.

                 (a) Senior Debt to Total Capital. The Borrower will maintain a ratio of Senior Debt to Total Capital of not more than 0.35 to 1.0 as of the end of each Fiscal Quarter.

                 (b) Quick Ratio. The Borrower will maintain a ratio of Consolidated Quick Assets to Consolidated Current Liabilities of not less than
1.35 to 1.0 as of the end of each Fiscal Quarter.

                 (c) Minimum Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth (exclusive of the cumulative translation adjustment account as reported in the consolidated balance sheet of the Borrower and its Subsidiaries as of such date) as of the end of each Fiscal Quarter of not less than (i) $997,000,000 plus (ii) 100% of the net proceeds received by the Borrower or any Subsidiary from the sale or issuance of equity securities (including equity securities issued upon the conversion of Subordinated Debt) to any Person other than the Borrower or any Subsidiary after September 30, 1995, plus (iii) 80% of positive Consolidated Net Income, if any, for each Fiscal Quarter elapsed after September 30, 1995, minus (iv) 80% of total goodwill generated by the Borrower's Permitted Acquisitions from September 30, 1996, if any, and minus (v) 100% of restructuring and acquisition charges related to the Borrower's Permitted Acquisitions from September 30, 1996 (provided that any such restructuring or acquisition charges are expensed in the same fiscal quarter during which the applicable Permitted Acquisition is completed).

                 (d) Debt Service Coverage Ratio. The Borrower will maintain a ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense to (ii) the sum of Consolidated CMLTD, plus Consolidated Interest Expense, plus Capitalized Interest, plus Consolidated Rental Expense of not less than 2.0 to 1.0 for any period of four consecutive Fiscal Quarters, calculated as of the end of such period.

                 (e) Subordinated Debt. The Borrower will not permit Subordinated Debt of the Borrower and its consolidated Subsidiaries to exceed
(i) $500,000,000 at any time during the 1996 Fiscal Year or (ii) $750,000,000 at any time thereafter; and the Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt if a Default shall then exist or would occur as a result thereof.

                 SECTION 9.03 Additional Affirmative Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each Subsidiary to:





                                      42.

                          (i)  preserve and maintain in full force and effect
its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except (A) in connection with transactions permitted by Section 9.04 and (B) in the case of any Subsidiary to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                          (ii)  preserve and maintain in full force and effect
all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect;

                          (iii)  use reasonable efforts, in the ordinary course
of business, to preserve its business organization and goodwill, except in the case of any Subsidiary to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect; and

                          (a)  preserve or renew all of its registered patents,
trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

                          (b)  Payment of Taxes, Etc.  The Borrower will, and
will cause each of its Subsidiaries to, pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP.

                          (c)  Licenses.  The Borrower will, and will cause each
of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the transactions therein contemplated or the operation and conduct of its business and ownership of its properties, except to the extent that the failure to obtain or maintain the foregoing would not reasonably be expected to have a Material Adverse Effect.

                          (d)  Maintenance of Property.  Except as otherwise
permitted under Section 9.04(c) or Section 9.04(d), the Borrower shall, and shall cause each Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.





                                      43.

                 (e) Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by the Borrower in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the industry.

                 (f) Payment of Indebtedness. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all Indebtedness as and when due and payable or within any grace periods applicable thereto, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

                 (g) Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with the requirements of all Environmental Laws and all applicable laws, rules, regulations and orders of any Governmental Authority having jurisdiction over it or its business.

                 (h) Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (ii) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; and (iii) make all required contributions to any Plan subject to Section 412 of the Code.

                 (i) Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) unless an Event of Default shall have occurred and be continuing, (A) the Borrower shall be responsible under this subsection (i) for the costs and expenses of the Agent only, (B) all inspections, visits, examinations and other actions permitted or authorized hereunder shall be coordinated only through the Borrower, and (C) physical inspections of the Borrower's or any Subsidiary's facilities in





                                      44.

Japan shall be made on two weeks' prior notice and shall occur no more frequently than semiannually in the case of inspections by the Agent and no more frequently than annually otherwise, and (ii) when an Event of Default exists the Agent or any Bank may make any visit, inspection or examination or take any other action authorized hereunder at the expense of the Borrower at any time during normal business hours, without advance notice and without being subject to any of the other restrictions described in clause (i).

                 (j) Use of Proceeds. The Borrower will use the proceeds of the Loans solely for general corporate purposes, including for working capital, capital expenditures, Permitted Investments and Permitted Acquisitions. If the Borrower uses the proceeds of the Loans to purchase or carry "margin stock" (within the meaning of Regulations G or U of the FRB) or extend credit to others for the purpose of purchasing or carrying margin stock, the Borrower will do so only in compliance with said Regulations G and U and only if not more than 20% of the value of the assets of the Borrower and its Subsidiaries on a consolidated basis consists of margin stock.

                 (k) Further Assurances and Additional Acts. The Borrower will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent or the Majority Banks.

                 SECTION 9.04 Negative Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than (i) Permitted Liens and (ii) other Liens that, in the aggregate at any time, secure obligations in an amount not in excess of 10% of Consolidated Total Assets determined as of the end of the next preceding Fiscal Quarter (or Fiscal Year, as the case may be).

                 (b) Change in Nature of Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any material line of business other than the electronics business and other businesses incidental or reasonably related thereto.

                 (c) Restrictions on Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of





                                      45.

the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

                 (i) any of the Borrower's Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of the Borrower's Subsidiaries or to the Borrower and in connection therewith such Subsidiary may be liquidated or dissolved, provided that (A) if the transaction involves the Borrower, the Borrower shall be the surviving Person, and (B) if any transaction shall be between a non-wholly owned Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving Person, and provided further that no Material Adverse Effect or Default shall result therefrom;

                 (ii) the Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection (d);

                 (iii) the Borrower or any of its Subsidiaries may make any investment permitted by subsection (e); and

                 (iv) the Borrower may merge with or consolidate into any other Person pursuant to an Acquisition permitted by subsection (e), provided that (A) the Borrower is the surviving Person, (B) no such merger or consolidation shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof, and (C) the Borrower shall have complied with the notice and other requirements of subsection (e) with respect to any Acquisition.

                 (d) Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person), except:

                 (i) sales or other dispositions of inventory in the ordinary course of business;

                 (ii) sales or other dispositions of assets in the ordinary course of business which have become worn out or obsolete or which are promptly being replaced;

                 (iii) sales of accounts receivable to financial institutions not affiliated with the Borrower; provided that (A) the discount rate shall not at any time exceed 10%, (B) the amount of all accounts receivable permitted to be sold in any Fiscal Quarter shall not exceed 30% of the consolidated accounts receivable of the Borrower and its Subsidiaries, determined as of the end of the next preceding Fiscal Quarter (or Fiscal Year, as





                                      46.

the case may be), and (C) the sole consideration received for such sales shall be cash;

                 (iv) sales or other dispositions of assets outside the ordinary course of business which do not constitute Substantial Assets; and

                 (v)      sales or other dispositions of Permitted Investments.

For purposes of clause (iv), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets conveyed, sold, leased, transferred or otherwise disposed of in any period of four consecutive Fiscal Quarters (other than assets sold in the ordinary course of business or pursuant to clause (iii)), shall exceed 10% of Consolidated Total Assets as determined as of the end of the Fiscal Quarter of the Borrower immediately preceding the date of determination.

                 (e) Loans and Investments. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Acquisition or otherwise extend any credit to, guarantee the obligations of or make any additional investments in or acquire any interest in, any Person, other than in connection with:

                 (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

                 (ii)  Permitted Investments;

                 (iii) additional purchases of or investments in the stock of, or guarantees of the obligations of, Subsidiaries;

                 (iv)  Permitted Acquisitions;

                 (v) employee loans and guarantees in accordance with the Borrower's usual and customary practices with respect thereto; or

                 (vi) additional investments not exceeding, in the aggregate with all such investments and all Acquisitions, $500,000,000 during the period from the Closing Date through the Revolving Expiry Date;

provided that in the case of an Acquisition or an investment referred to in clause (vi) above, (A) no such Acquisition or investment shall be made while there exists a Default or if a Default or Material Adverse Effect would occur as a result thereof, and (B) the acquired or other Person in which any such Acquisition or investment is made shall be in the electronics business or other business incidental or reasonably related thereto.





                                      47.

                 (f) Distributions. The Borrower will not declare or pay any dividends in respect of its capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Borrower, except that the Borrower may:

                 (i) declare and deliver dividends and distributions payable only in common stock of the Borrower;

                 (ii) purchase shares of its capital stock from time to time in connection with the issuance of shares under the Borrower's employee stock option plans;

                 (iii) purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock; and

                 (iv) in addition to the dividends, purchases, redemptions, retirements and other acquisitions permitted by the foregoing paragraphs (i) through (iii), declare and deliver dividends and distributions, and purchase, redeem, retire, or otherwise acquire shares of its capital stock, in an aggregate amount not exceeding $100,000,000 in any period of four consecutive Fiscal Quarters.

                 (g) Transactions with Related Parties. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 20% or more of the equity securities, or 20% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except (i) a transaction or contract which is in the ordinary course of the Borrower's or such Subsidiary's business, including a transaction in the ordinary course of business between or among the Borrower and one or more of its Subsidiaries, and (ii) any other transaction which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party. For purposes of this subsection (g), the sale, transfer or disposition of more than 30% of its assets (in any transaction or a series of related transactions) by the Borrower or any Subsidiary shall be deemed to be outside the ordinary course of business.

                 (h) Accounting Changes. The Borrower will not, and will not suffer or permit any of its Subsidiaries to, make any





                                      48.

significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, in the case of any Subsidiary domiciled in a jurisdiction other than the United States, in accordance with generally accepted accounting principles and practices in such jurisdiction).

                                   ARTICLE X
                               EVENTS OF DEFAULT

                 SECTION 10.01 Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

                 (a) Payments. The Borrower shall fail to pay (i) when due any amount of principal of any Loan or Note, or (ii) within five Business Days after the same becomes due, any interest, fee or other amount payable hereunder or under any of the Loan Documents.

                 (b) Representations and Warranties. Any representation or warranty by the Borrower made herein or which is contained in any certificate, document or financial or other statement by the Borrower or any Responsible Officer of the Borrower, furnished at any time under or in connection with this Agreement or any other Loan Document, is incorrect in any material respect, on or as of the date made.

                 (c) Failure by Borrower to Perform Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9.02 or Section 9.04.

                 (d) Failure by Borrower to Perform Other Covenants. The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Borrower knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Agent or any Bank.

                 (e) Insolvency; Voluntary Proceedings. The Borrower or any Subsidiary (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any formal corporate action to effectuate or authorize any of the foregoing.

                 (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a sub-





                                      49.

stantial part of the Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

                 (g) Default Under Other Indebtedness. The Borrower or any of its Subsidiaries shall fail (i) to make any payment of any principal of, or interest or premium on, any Indebtedness (other than in respect of the Loans) in an aggregate principal amount outstanding of at least $10,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or
(ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness without any further action by the holder thereof; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a contractually required prepayment), prior to the stated maturity thereof; or any facility or commitment available to the Borrower or any Subsidiary relating to Indebtedness in an aggregate amount at any one time of not less than $10,000,000 (or its equivalent in any other currency) is withdrawn, suspended or cancelled by reason of any default (however described) of the Borrower or such Subsidiary.

                 (h) Judgments. (i) A final nonappealable judgment or order for the payment of money against the Borrower or any of its Subsidiaries shall remain unpaid 90 days following the due date for such payment and that is reasonably expected to result in a Material Adverse Effect; or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any such Subsidiary which has or would reasonably be expected to have a Material Adverse Effect.

                 (i) Process Issued. A warrant of attachment, execution, distraint, or similar process against any substantial part of the assets of the Borrower or any of its Subsidiaries is issued which remains undismissed or undischarged for a period of





                                      50.

30 days, if as a result thereof there is reasonably expected to occur a Material Adverse Effect.

                 (j) Seizure. All or a material part of the undertaking, assets, rights or revenues of the Borrower or any of its Subsidiaries are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Governmental Authority.

                 (k) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan or PBGC in an aggregate amount in excess of $10,000,000; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or (iii) any of the representations and warranties contained in Section 8.01(j) shall cease to be true and correct which, individually or in combination, has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (l) Dissolution, Etc. The Borrower or any of its Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 9.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (i).

                 (m) Material Adverse Effect. A Material Adverse Effect shall occur.

                 (n) Change in Ownership or Control. (i) Any Person, or two or more Persons acting in concert, shall acquire beneficial ownership, directly or indirectly, or shall enter into a contract or arrangement (A) for the acquisition of the securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, or (B) which upon consummation will result in its or their acquisition of, or control over, securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election or directors; or (ii) during any period of up to 12 consecutive months commencing after the Closing Date, individuals who at the beginning of such period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower, unless the Persons replacing such individuals were nominated by the Board of Directors of the Borrower.





                                      51.

                 SECTION 10.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, (i) by notice to the Borrower,
(A) declare the Commitments of the Banks to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that if an event described in Section 10.01(e) or (f) shall occur, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower as specified in this clause (i) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, proceed to enforce all other rights and remedies available to the Agent and the Banks under the Loan Documents and applicable law.

                                   ARTICLE XI
                                   THE AGENT

                 SECTION 11.01 Authorization and Action. Each Bank hereby appoints ABN AMRO as Agent and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Loan Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Agent shall not in any event be required to take any action which exposes the Agent to liability or which is contrary to any Loan Document or applicable law. Nothing in any Loan Document shall, or shall be construed to, constitute the Agent a trustee or fiduciary for any Bank. In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and





                                      52.

shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement and the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                 SECTION 11.02  Limitation on Liability of Agent; Notices;
Closing.

                 (a) Limitation on Liability of Agent. Neither the Agent nor any Affiliate thereof nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat a Bank as the holder of its Loans for all purposes hereof unless and until such Bank and its assignee shall have delivered to the Agent and the Borrower an Assignment and Acceptance Agreement substantially in the form of Exhibit E (an "Assignment and Acceptance"), and the Agent receives written notice of the assignment in substantially the form of Schedule 1 to the Assignment and Acceptance and the other condition to assignment set forth in Section 12.09 shall have been satisfied, (ii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (iii) shall incur no liability to any Bank under or in respect of any Loan Document by acting upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Loan Document. Further, the Agent (A) makes no warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any information, exhibit or report furnished under any Loan Document, for any statements, warranties or representations (whether written or oral) made or deemed made in or in connection with any Loan Documents, (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or any other Person or to inspect the property, books or records of the Borrower or any other Person, and (C) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, suf-





                                      53.

ficiency, value or collectibility of this Agreement or any other Loan Document.

                 (b) Notices. Promptly upon receipt thereof, the Agent shall forward to each Bank originals or copies, as specified in this Agreement or any other Loan Document, of all agreements, instruments, opinions, financial statements, notices and other documents delivered by the Borrower or any other Person to the Agent pursuant to any Loan Document for distribution to the Banks. Except for any of the foregoing expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 (c) Closing. For purposes of determining compliance with the conditions specified in Section 7.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date or, if any Borrowing on the Closing Date has been requested, the Bank shall not have made available to the Agent on or prior to the Closing Date the Bank's Pro Rata Share of any Borrowing.

                 SECTION 11.03 Agent and Affiliates. With respect to its Commitment, the Loans made by it, the Notes issued to it and all other Obligations owing to it as a Bank, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower and any Affiliate thereof, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Banks.

                 SECTION 11.04 Notice of Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default hereunder (other than nonpayment of principal of or interest on the Loans or of any fees or any of its costs and expenses) unless the Agent has actual knowledge thereof or has received notice in writing from a Bank or the Borrower referring





                                      54.

to this Agreement, describing such event or condition and expressly stating that such notice is a "notice of default." Should the Agent receive such notice of the occurrence of a Default, the Agent shall promptly give notice thereof to the Banks. The Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

                 SECTION 11.05 Non-Reliance on Agent. Each Bank has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower or any of its Subsidiaries. Accordingly, each Bank confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (i) to check or inquire on such Bank's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent), or (ii) to assess or keep under review on such Bank's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any Subsidiary.

                 SECTION 11.06 Indemnification. The Banks agree to indemnify the Agent, and any Affiliate, and any directors, officers, employees, agents, counsel and other advisors (collectively, the "Related Persons") of the Agent (to the extent not reimbursed by the Borrower), ratably in accordance with the respective Pro Rata Shares of the Banks, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against the Agent, or any Related Person to be indemnified, in any way relating to or arising out of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent, its Affiliates or other Related Person to be indemnified in connection with any of the foregoing; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, its Affiliates or any other Related Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its





                                      55.

Affiliates promptly upon demand for such Bank's Pro Rata Share of any costs and expenses or other charges incurred by the Agent or its Affiliates and payable by the Borrower pursuant to Section 12.04(a) or any other Loan Document to the extent that the Agent or any Affiliate is not reimbursed for such expenses or charges by the Borrower.

                 SECTION 11.07 Delegation of Duties. The Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Agent's Affiliates) to perform any of the Agent's duties under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                 SECTION 11.08 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, and the Banks shall use their best efforts so to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which in each case shall be a commercial bank having a combined capital and surplus of at least $100,000,000 and (i) organized under the laws of the United States or of any state thereof, or any Affiliate of such bank, or (ii) organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States and licensed under the laws of the United States or of any state thereof. Upon the effectiveness of the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                 SECTION 11.09 Arranger. Except to the extent expressly provided herein, the Arranger (in its capacity as such) shall not have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, the Arranger shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Arranger in





                                      56.

deciding to enter into this Agreement or in taking or not taking action hereunder.

                                  ARTICLE XII
                                 MISCELLANEOUS

                 SECTION 12.01 Amendments and Waivers. Except as otherwise provided herein or in any other Loan Document, (i) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Borrower (or other party thereto), the Agent and the Majority Banks (or the Agent with the written consent of the Majority Banks); and (ii) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower or other party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks (or the Agent with the consent of the Majority Banks). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, notwithstanding the foregoing provisions of this Section 12.01, any term or provision of any such other Loan Document may be amended without the agreement or consent of, or prior notice to, the Borrower or other party thereto, to the extent such Loan Document provides for notices without the agreement or consent of the Borrower or such other party, and any term or provision of Article XI (other than the provisions of Section 11.08 pertaining to Borrower consent) may be amended without the agreement or consent of, or prior notice to, the Borrower; and provided further, however, that, unless in writing and signed by all of the Banks (or by the Agent with the written consent of all the Banks), no amendment, waiver or consent shall do any of the following:

                 (A) increase the amount, or extend the stated expiration or termination date, of the Commitments of the Banks or change the aggregate amount by which or to which the Commitments are required to be reduced as provided in Section 4.01(b);

                 (B) reduce the principal of, or interest on, the Loans or any fee or other amount payable to the Banks hereunder;

                 (C) postpone any date fixed for any payment in respect of principal of, or interest on, the Loans or any fee or other amount payable to the Banks hereunder (including the date of any mandatory prepayment hereunder);

                 (D) change the definition of "Majority Banks" or any definition or provision of this Agreement requiring the approval of Majority Banks or some other specified amount of Banks;

                 (E) consent to the assignment or transfer by the Borrower of any of its rights and obligations under the Loan Documents;





                                      57.

                 (F) waive any of the conditions specified in Article VII;

                 (G) amend, modify or waive the provisions of Section 6.01,
6.05 or 12.07; or

                 (H) amend, modify or waive the provisions of this Section 12.01; and

provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights, obligations or duties of the Agent under any Loan Document.

                 SECTION 12.02  Notices.

                 (a) Notices. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in Schedule 2 or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered;
(ii) if sent by mail, upon receipt; and (iii) if sent by facsimile transmission when received.

                 (b) Facsimile and Telephonic Notice. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give any notice hereunder and the Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon any telephonic or facsimile notice hereunder. The obligation of the Borrower to repay the Loans and the other Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

                 SECTION 12.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.





                                      58.

                 SECTION 12.04  Costs and Expenses; Indemnification.

                 (a) Costs and Expenses. The Borrower agrees to pay within 30 days following demand, whether or not the transactions contemplated hereby shall be consummated:

                 (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents, and any amendments, modifications or waivers of the terms thereof; and

                 (ii) all costs and expenses of the Agent, its Affiliates and the Banks, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with (A) any Default, (B) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and (C) any out-of-court workout or other refinancing or restructuring or any bankruptcy case, including any losses, costs and expenses sustained by the Agent and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained in the Loan Documents.

                 (b) Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Borrower hereby agrees, within 30 days following demand, to indemnify and hold the Agent, the Arranger, each Bank and any Related Persons of the Agent, the Arranger and each Bank (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and expenses of external legal counsel and the allocated cost of internal legal services and disbursements of internal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document or any other document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such





                                      59.

Indemnified Person. The agreements in this Section shall survive the payment of the Obligations.

                 (c) Defense. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Borrower.

                 (d)      Other Charges.  Except as otherwise provided in
Section 6.03(f), the Borrower agrees, within 30 days following demand, to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

                 SECTION 12.05 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, or if any Loans have been accelerated, each Bank hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (through the Agent) after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

                 SECTION 12.06 Survival. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as the Banks have any Commitments, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 5.02, 5.03, 6.03 and 12.04, and of the Banks under Sections 6.03 and 11.06, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive





                                      60.

the repayment of the Loans and the termination of the Commitments.

                 SECTION 12.07 Obligations Several. The obligations of the Banks under the Loan Documents are several. The failure of any Bank or the Agent to carry out its obligations thereunder shall not relieve any other Bank or the Agent of any obligation thereunder, nor shall any Bank or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder. Nothing contained in any Loan Document shall be deemed to cause any Bank or the Agent to be considered a partner of or joint venturer with any other Bank or Banks, the Agent or the Borrower.

                 SECTION 12.08 Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person other than Affiliates of the Agent and the Related Persons referred to in Sections 11.06, 12.04 and 12.14 shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

                 SECTION 12.09  Binding Effect; Assignment.

                 (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent and each Bank and their respective successors and assigns.

                 (b) Assignment. The Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Banks. Each Bank may sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder and under the other Loan Documents to any Bank or Eligible Assignee on the basis set forth below in this subsection (b).

                 (i) Any Bank may, with the written consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder; provided, however, that (i) no written consent of the Borrower shall be required during the existence of a Default; (ii) no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank; and (iii) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Commitment and Loans, any such assignment to an





                                      61.

Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $10,000,000.

                 (ii)  In the event of any such assignment, unless and until
(A) an Assignment and Acceptance and notice of assignment shall have been delivered pursuant to clause (i) of Section 11.02(a), (B) the Agent shall have received payment of an administrative transfer charge in the amount of $3,500 from the assigning Bank (unless the assignee shall otherwise agree to pay such charge), and (C) the Agent and the Borrower shall have received all tax forms and documents required under Section 6.03(d), such assignee shall not be entitled to exercise the rights of a Bank under this Agreement and the other Loan Documents with respect to such assignment and the Agent shall not be obligated to make payment of any amount to which such assignee may become entitled thereunder other than to the assigning Bank. Subject to satisfaction of the foregoing conditions in connection with any assignment, upon the effectiveness of such assignment the assignee shall be deemed a "Bank" for all purposes of this Agreement and the other Loan Documents with respect to the rights and obligations assigned to it, and the assigning Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assigning Bank shall not relinquish its rights under Article V or under Sections 6.03 and 12.04 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.

                 (iii) In connection with any partial assignment, upon the request of the assigning Bank or the assignee, (A) the Borrower shall execute and deliver substitute Notes to the assigning Bank or the assignee, dated the effective date of such assignment, setting forth the respective Commitments of such assigning Bank and assignee as the maximum principal amount thereof and containing other appropriate insertions, and the assigning Bank shall thereupon return the Notes previously held by it; and (B) Schedules 1 and 2 shall be deemed amended to reflect the adjustment of the Commitments and Pro Rata Shares of the Banks resulting therefrom and the Lending Office, if any, and address for notices of the assignee.

                 (iv) In the event of any grant of a participation, the granting Bank shall remain a "Bank" for purposes of this Agreement, the Borrower, the other Banks and the Agent shall continue to deal solely and directly with such Bank in connection with this Agreement and the other Loan Documents, and no Bank shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 12.01. In the case of any such





                                      62.

participation, the participant shall not have any of the rights of a Bank under this Agreement or the other Loan Documents, except that the participant shall
(A) be deemed to have a right of setoff under Section 12.05 in respect of its participation to the same extent as if it were a "Bank" hereunder, provided that such participant shall also be considered a "Bank" for purposes of Section 6.05; and (B) such participant shall also be entitled to the benefits of Sections 5.02, 5.03, 6.03 and 12.04, provided that any amounts payable under Sections 5.03 or 6.03 to any participant shall not exceed the amounts which would have been payable by the Borrower thereunder to the Bank granting such participation.

                 (v) The Borrower agrees that in connection with any such grant or assignment, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

                 (vi) Each Bank shall obtain from any such prospective participant or assignee a confidentiality agreement in which such participant or assignee agrees to an obligation of confidentiality substantially similar to the terms of Section 12.10.

                 (vii) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                 SECTION 12.10 Confidentiality. Each Bank and the Agent shall hold all non-public information relating to the Borrower and its Subsidiaries obtained by it under this Agreement in accordance with its customary procedures for handling confidential information of this nature, except for: (i) disclosure to its Affiliates or to its counsel or to any agent or advisor acting on its behalf in connection with the negotiation, execution or performance of the Loan Documents; (ii) disclosure as reasonably required in connection with a transfer to a prospective assignee or participant of all or part of its Loans or any participation therein, as provided in Section 12.09(b); (iii) disclosure as may be required or requested by any Governmental Authority or representative thereof or pursuant to legal process; (iv) disclosure to any Person and in any proceeding necessary in such Bank's or the Agent's judgment to protect its interests in connection with any claim or dispute involving such Bank or the Agent; and (v) any other disclosure with the prior written consent of the Borrower. Prior to any disclosure by any Bank or the Agent of such non-public information permitted under clause (iii) (other than in connection with an examination of the financial condition of such Bank,





                                      63.

the Agent or any of their Affiliates by any Governmental Authority), it shall, if permitted by applicable laws or judicial order, notify the Borrower of such pending disclosure. In no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower or its Subsidiaries. Notwithstanding the foregoing, such obligation of confidentiality shall not apply if the information or substantially similar information (A) is rightfully received by any Bank or the Agent from a Person other than the Borrower or any of its Affiliates without such Bank or the Agent being under an obligation to such Person not to disclose such information, or (B) is or becomes part of the public domain.

                 SECTION 12.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

                 SECTION 12.12 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS SECTION 12.12 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

                 SECTION 12.13 Limitation on Liability. No claim shall be made by the Borrower or its Affiliates against the Agent, the Banks or any of their Related Persons for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 SECTION 12.14 Entire Agreement. The Loan Documents reflect the entire agreement among the Borrower, the Banks and





                                      64.

the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

                 SECTION 12.15 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

                 SECTION 12.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.




                            [SIGNATURE PAGES FOLLOW]





                                      65.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                        THE BORROWER

                                        LSI LOGIC CORPORATION


                                        By  _____________________________
                                            Title:


                                        THE AGENT

                                        ABN AMRO BANK N.V., as Agent

                                        By:  ABN AMRO NORTH AMERICA, INC.
                                             its agent


                                        By  _____________________________
                                            Title:


                                        By  _____________________________
                                        Title:


                                        THE BANKS

                                        ABN AMRO BANK N.V., as a Bank

                                        By:  ABN AMRO NORTH AMERICA, INC.
                                             its agent


                                        By  _____________________________
                                            Title:


                                        By  _____________________________
                                            Title:





                        [SIGNATURES CONTINUED NEXT PAGE]





                                      66.

                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                        By  _____________________________
                                            Title:


                                        BARCLAYS BANK PLC


                                        By  _____________________________
                                            Title:


                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By  _____________________________
                                            Title:


                                        THE BANK OF NOVA SCOTIA


                                        By  _____________________________
                                            Title:


                                        BANQUE NATIONALE DE PARIS


                                        By  _____________________________
                                            Title:


                                        By  _____________________________
                                            Title:


                                        THE DAI-ICHI KANGYO BANK, LIMITED


                                        By  _____________________________
                                            Title:



                        [SIGNATURES CONTINUED NEXT PAGE]





                                      67.

                                        FLEET NATIONAL BANK


                                        By  _____________________________
                                            Title:


                                        KEY BANK OF WASHINGTON


                                        By  _____________________________
                                            Title:


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.


                                        By  _____________________________
                                            Title:


                                        MELLON BANK


                                        By  _____________________________
                                            Title:


                                        THE MITSUBISHI TRUST & BANKING
                                        CORPORATION


                                        By  _____________________________
                                             Title: Yasushi Satomi
                                             Chief Manager


                                        THE NIPPON CREDIT BANK, LTD.


                                        By  _____________________________
                                            Title:


                                        SANWA BANK CALIFORNIA


                                        By  _____________________________
                                            Title:


                        [SIGNATURES CONTINUED NEXT PAGE]





                                      68.

                                        THE SUMITOMO BANK, LTD.
                                        SAN FRANCISCO BRANCH

                                        By  _____________________________
                                            Title:


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By  _____________________________
                                            Title:





                                      69.

                                    ANNEX I

                                  PRICING GRID


                                                             (Basis points per annum)
                                                     ----------------------------------------
                            EBITDA/Total Debt                             Eurodollar Rate
         Level                  Ratio                Commitment Fee        Loan  Spread
       --------------------------------------------------------------------------------------
        Level 1          Greater than or equal            22.5                  65
                            to 1.0 to 1.0
        Level 2          Less than 1.0 to 1.0             25.0                  75


                 The EBITDA/Total Debt Ratio used to compute the Applicable Fee Amount for commitment fee and the Applicable Margin for Loans shall be the EBITDA/Total Debt Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Agent pursuant to Section 9.01(a) of the Credit Agreement; changes in the Applicable Fee Amount and the Applicable Margin resulting from a change in the EBITDA/ Total Debt Ratio shall become effective one Business Day after delivery by the Borrower to the Agent of a new Compliance Certificate pursuant to Section 9.01(a). If the Borrower shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter or Fiscal Year as required pursuant to Section 9.01(a) (without giving effect to any grace period), the Applicable Fee Amount and the Applicable Margin from the first day after the date on which such Compliance Certificate was required to be delivered to the Agent through the day the Borrower delivers to the Agent a Compliance Certificate shall conclusively equal the highest Applicable Fee Amount and Applicable Margin set forth above.





                                       1.

                                   SCHEDULE 1
                            to the Credit Agreement



                                  COMMITMENTS
                              AND PRO RATA SHARES



         Bank                                           Commitment                     Pro Rata Share
         ----                                           ----------                     --------------
ABN AMRO Bank N.V.                                      $25,000,000                      8.333333333%

Morgan Guaranty Trust Company                           $25,000,000                      8.333333333%
of New York

Barclays Bank PLC                                       $22,500,000                      7.500000000%

The Industrial Bank of                                  $22,500,000                      7.500000000%
Japan, Limited

The Bank of Nova Scotia                                 $20,000,000                      6.666666667%

Banque Nationale de Paris                               $20,000,000                      6.666666667%

The Dai-Ichi Kangyo                                     $15,000,000                      5.000000000%
Bank, Ltd.

Fleet National Bank                                     $20,000,000                      6.666666667%

Key Bank of Washington                                  $20,000,000                      6.666666667%

The Long-Term Credit                                    $15,000,000                      5.000000000%
Bank of Japan, Ltd.

Mellon Bank                                             $20,000,000                      6.666666667%

The Mitsubishi Trust &                                  $15,000,000                      5.000000000%
Banking Corporation

The Nippon Credit Bank, Ltd.                            $15,000,000                      5.000000000%

Sanwa Bank California                                   $15,000,000                      5.000000000%

The Sumitomo Bank, Ltd.                                 $15,000,000                      5.000000000%

Union Bank of California, N.A.                          $15,000,000                      5.000000000%
                                                        -----------                      ------------

        TOTAL                                           $300,000,000                     100%





                                       1.

                                   SCHEDULE 2
                            to the Credit Agreement

                     ADDRESSES FOR NOTICES; LENDING OFFICES

BORROWER

LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, CA 95035
Attention:          Mark R. Kent, Treasurer
                    Mail Stop D106
                    Telephone: (408) 433-7189
                    Facsimile: (408) 433-6896

BORROWER'S ACCOUNT

Bank of America
ABA No. 121-000-358
Account No.: 12335-01388
Reference: LSI Logic Corporation
Tax ID:  94-2712976

AGENT

ABN AMRO Bank N.V.,
  as Agent

Notices of Borrowing, Notices of
Conversion or Continuation and Payments:

ABN AMRO Bank N.V.
335 Madison Avenue, 14th Floor
Syndications Dept.
New York, NY 10017
Attention:          Linda Boardman
                    Vice President
                    Telephone: (212) 370-8509
                    Facsimile: (212) 682-0364

All other notices:

ABN AMRO Bank N.V.
335 Madison Avenue, 14th Floor
Syndications Dept.
New York, NY 10017
Attention:          Linda Boardman
                    Vice President
                    Telephone: (212) 370-8509
                    Facsimile: (212) 682-0364





                                       1.

AGENT'S ACCOUNT:

ABN AMRO Bank, New York
ABA No.  026009580
Credit:  ABN AMRO Bank, San Francisco
Account No.:  651001054541
Reference:  LSI Logic
Attention:  Gloria Lee

BANKS

ABN AMRO Bank N.V.,
  as a Bank

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111-5812
Attention:          Gloria C. Lee
                    Operations Officer
                    Telephone: (415) 984-3720
                    Facsimile: (415) 362-3524

All other notices:

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111-5812

Attention:          Thomas Wagner
                    Vice President and Director
                    Telephone: (415) 984-3700
                    Facsimile: (415) 362-3524

Morgan Guaranty Trust Company of New York

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

JP Morgan Services, Inc.
500 Stanton Christiana Road
Newark, DE 19713-2107
Attention:          Patrick Rylee-Ribas
                    Telephone: (302) 634-1963
                    Facsimile: (302) 634-1872/1091





                                       2.

All other notices:

Morgan Guaranty Trust Company of New York
60 Wall Street
New york, NY 10260-0060
Attention:          Jeffrey Hwang
                    Telephone: (212) 648-6503
                    Facsimile: (212) 648-5014

Barclays Bank PLC

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Barclays Bank PLC
222 Broadway
New York, NY 10038
Attention:          Anand Chan-Sui
                    Telephone: (212) 412-3702
                    Facsimile: (212) 412-5306

All other notices:

Barclays Bank PLC
388 Market Street, 17th Floor
San Francisco, CA 94111
Attention:          James C. Tan
                    Associate Director
                    Telephone: (415) 765-4718
                    Facsimile: (415) 765-4760

The Industrial Bank of Japan, Limited

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Industrial Bank of Japan, Limited
San Francisco Agency
555 California Street, Suite 3110
San Francisco, CA 94104
Attention:          Jeanette O'Donnell
                    Officer
                    Telephone: (415) 693-1831
                    Facsimile: (415) 982-1917





                                       3.

All other notices:

The Industrial Bank of Japan, Limited
San Francisco Agency
555 California Street, Suite 3110
San Francisco, CA 94104
Attention:          Jeanette O'Donnell
                    Officer
                    Telephone: (415) 693-1831
                    Facsimile: (415) 982-1917


The Bank of Nova Scotia

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Bank of Nova Scotia
580 California Street, 21st Floor
San Francisco, CA 94104
Attention:          Chris Johnson
                    Telephone: (415) 986-1100
                    Facsimile: (415) 397-0791

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA 30308
Attention:          Eudia Smith
                    Telephone: (404) 877-1500
                    Facsimile: (404) 888-8998

All other notices:

The Bank of Nova Scotia
580 California Street, 21st Floor
San Francisco, CA 94104
Attention:          Chris Johnson
                    Telephone: (415) 986-1100
                    Facsimile: (415) 397-0791

The Bank of Nova Scotia
600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA 30308
Attention:          Eudia Smith
                    Telephone: (404) 877-1500
                    Facsimile: (404) 888-8998





                                       4.

Banque Nationale de Paris

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Banque Nationale de Paris, San Francisco Branch
180 Montgomery Street
San Francisco, CA 94104
Attention:          Donald A. Hart
                    Vice President and Treasurer
                    Telephone: (415) 956-2511
                    Facsimile: (415) 989-9041

All other notices:

Banque Nationale de Paris
180 Montgomery Street, 3rd Floor
San Francisco, CA 94104
Attention:          Rafael Lumanlan
                    Vice President
                    Telephone: (415) 956-0707
                    Facsimile: (415) 296-8954

The Dai-Ichi Kangyo Bank, Limited

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Dai-Ichi Kangyo Bank, Limited
San Francisco Agency
101 California Street, Suite 4000
San Francisco, CA 94111
Attention:          Karen Leung
                    Loan Administration Officer
                    Telephone: (415) 393-1813
                    Facsimile: (415) 788-7868

All other notices:

The Dai-Ichi Kangyo Bank, Limited
San Francisco Agency
101 California Street, Suite 4000
San Francisco, CA 94111
Attention:          Mark Dirsa
                    Senior Relationship Manager
                    Telephone: (415) 393-1813
                    Facsimile: (415) 788-7868





                                       5.

Fleet National Bank

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Fleet National Bank
MA/OF/0305
One Federal Street
Boston, MA 02211
Attention:          Pauline Kowalczyk
                    Loan Administration
                    Telephone: (617) 346-0622
                    Facsimile: (617) 346-0590

All other notices:

Fleet National Bank
MA/OF/0305
One Federal Street
Boston, MA 02211
Attention:          Frank Benesh
                    Vice President
                    Telephone: (617) 346-0617
                    Facsimile: (617) 346-0568

Key Bank of Washington

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Key Bank of Washington
1002 15th St. S.W.
Auburn, WA 98001
Attention:          Specialty Team
                    Telephone: (800) 297-5518
                    Facsimile: (800) 297-5495

All other notices:

Key Bank of Washington
700 Fifth Avenue
48th Floor
Seattle, WA 98104
Attention:          Kevin McBride
                    Telephone: (206) 684-6079
                    Facsimile: (206) 684-6035





                                       6.

The Long-Term Credit Bank of Japan, Ltd.

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Long-Term Credit Bank of Japan, Ltd.
350 S. Grand Avenue, Suite 3000
Los Angeles, CA 90071
Attention:          Cindy Ly
                    Telephone: (213) 689-6247
                    Facsimile: (213) 622-6908

All other notices:

The Long-Term Credit Bank of Japan, Ltd.
350 S. Grand Avenue, Suite 3000
Los Angeles, CA 90071
Attention:          Cindy Ly
                    Telephone: (213) 689-6247
                    Facsimile: (213) 622-6908

Mellon Bank

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Mellon Bank
Loan Administration
Three Mellon Bank Center, Room 2304
Pittsburgh, PA 15259
Attention:          Damon Carr
                    Telephone: (412) 234-1872
                    Facsimile: (412) 236-2027/2028

All other notices:

Mellon Bank
435 Tasso Street, Suite 100
Palo Alto, CA 94301
Attention:          Sean C. Gannon
                    Telephone: (415) 326-3005
                    Facsimile: (415) 326-2382





                                       7.

The Mitsubishi Trust and Banking Corporation

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Mitsubishi Trust and Banking Corporation,
Los Angeles Agency
801 S. Figueroa Street, 5th Floor
Los Angeles, CA 90017
Attention:          Yvonne Yoon
                    Michael Lundgren
                    Telephone: (213) 896-4737
                    Facsimile: (213) 629-2571

All other notices:

The Mitsubishi Trust and Banking Corporation
Los Angeles Agency
801 S. Figueroa Street, 5th Floor
Los Angeles, CA 90017
Attention:          Yvonne Yoon
                    Michael Lundgren
                    Telephone: (213) 896-4737
                    Facsimile: (213) 629-2571

The Nippon Credit Bank, Ltd.

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Nippon Credit Bank, Ltd. - Los Angeles Agency
550 South Hope Street, Suite 2500
Los Angeles, CA 90071
Attention:          Teresa Pasamba
                    Associate
                    Telephone: (213) 243-5723
                    Facsimile: (213) 243-5579

All other notices:

The Nippon Credit Bank, Ltd. - Los Angeles Agency
550 South Hope Street, Suite 2500
Los Angeles, CA 90071
Attention:          Helen Y. Rhee
                    Vice President - U.S. Corporate Finance
                    Telephone: (213) 243-5723
                    Facsimile: (213) 892-0111





                                       8.

Sanwa Bank California

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Sanwa Bank California
220 Almaden Boulevard
San Jose, CA 95113
Attention:          Jill Mathur
                    Vice President
                    Telephone: (408) 297-6500
                    Facsimile: (408) 292-4092

All other notices:

Sanwa Bank California
220 Almaden Boulevard
San Jose, CA 95113
Attention:          Jill Mathur
                    Vice President
                    Telephone: (408) 297-6500
                    Facsimile: (408) 292-4092

The Sumitomo Bank, Limited

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

The Sumitomo Bank, Limited
San Francisco Branch
555 California Street, Suite 3350
San Francisco, CA 94104
Attention:          Pauline Tsang
                    Corporate Banking Officer
                    Telephone: (415) 616-3003
                    Facsimile: (415) 397-1475

All other notices:

The Sumitomo Bank, Limited
San Francisco Branch
555 California Street, Suite 3350
San Francisco, CA 94104
Attention:          Herman White/Pauline Tsang
                    Vice President/Corporate Banking Officer
                    Telephone: (415) 616-3009/3003
                    Facsimile: (415) 398-3580





                                       9.

Union Bank of California, N.A.

Lending Office(s)
(Notices of Borrowing, Notices of
Conversion or Continuation, and Payments):

Union Bank of California, N.A.
1980 Saturn Street
Monterey Park, CA 91754
Attention:          Maria Flores
                    Telephone: (213) 720-2679
                    Facsimile: (213) 724-6198

All other notices:

Union Bank of California, N.A.
350 California Street (H-1130)
San Francisco, CA 94104
Attention:          Wade Schlueter
                    Telephone: (415) 705-7022
                    Facsimile: (415) 705-7046





                                      10.

                                   EXHIBIT A
                            to the Credit Agreement

                             FORM OF REVOLVING NOTE


                                PROMISSORY NOTE

                                                      San Francisco, California
$______________                                             ____________, 199__



                 FOR VALUE RECEIVED, the undersigned, LSI LOGIC CORPORATION, a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [Bank] (the "Bank") on the Revolving Expiry Date the principal sum of __________________ DOLLARS ($__________) or, if less, the aggregate outstanding principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below.

                 The Borrower further promises to pay interest on the Loans outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America and in same day or immediately available funds to ABN AMRO Bank N.V. as Agent under the Credit Agreement (the "Agent"), to the Agent's Account.

                 The Bank shall record the date and amount of each Loan made, each conversion to a different interest rate, each relevant Interest Period, the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Bank's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Bank's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

                 This promissory note is one of the Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of December 20, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among the Borrower, certain financial institutions named therein as Banks (including the Bank) and the Agent. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.





                                      A-1.

                 The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

                 This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

                 THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.


                                        LSI LOGIC CORPORATION



                                        By  ___________________________
                                            Name:
                                            Title:





                                      A-2.

                                   EXHIBIT B
                            to the Credit Agreement


                          FORM OF NOTICE OF BORROWING



                                        Date:  ____________, 199__



To:      ABN AMRO Bank N.V., as Agent
         335 Madison Avenue, 14th Floor
         Syndications Dept.
         New York, NY 10017

                 Re:  LSI Logic Corporation

Ladies and Gentlemen:

         The undersigned, LSI Logic Corporation, a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of December 20, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among the Borrower, the several financial institutions party to the Credit Agreement (the "Banks") and ABN AMRO Bank N.V., as Agent for the Banks, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the Borrowing specified herein:

         (a)     The Business Day of the proposed Borrowing is __________,
199_.

         (b) The aggregate amount of the proposed Borrowing is $___________.

         (c) The Borrowing is to be comprised of [Base Rate] [Eurodollar Rate] Loans.

         (d) The duration of the Interest Period for the Eurodollar Rate Loans included in the Borrowing shall be [_________] months.

         (e) The payment instructions with respect to the funds to be made available to the Borrower are as follows: ______________.

         The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (a) the representations and warranties of the Borrower contained in Section 8.01 of the Credit Agreement and in the





                                      B-1.

         other Loan Documents are true and correct as though made on and as of each such date (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such date, except that Section 8.01 of the Credit Agreement shall be deemed instead to refer to the last day of the most recent fiscal year and quarter for which financial statements have then been delivered and except as set forth in amendments to Schedules and other disclosures made in writing to the Agent and the Banks and approved by them); and

                 (b) no Default exists or would result from such proposed Borrowing.


                                        LSI LOGIC CORPORATION



                                        By:  _________________________
                                             Name:
                                             Title:





                                      B-2.

                                   EXHIBIT C
                            to the Credit Agreement

                         FORM OF COMPLIANCE CERTIFICATE

ABN AMRO Bank N.V., as Agent
335 Madison Avenue, 14th Floor
Syndications Dept.
New York, NY 10017

                 Re:      LSI Logic Corporation

Ladies and Gentlemen:

                 This Compliance Certificate is made and delivered pursuant to the Credit Agreement dated as of December 20, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among LSI Logic Corporation, a Delaware corporation (the "Borrower"), certain financial institutions named therein as Banks and ABN AMRO Bank N.V., as Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Compliance Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This Compliance Certificate relates to the accounting period ending __________, 199__.

                 I am the _______________________ of the Borrower. I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during such accounting period. I hereby certify that the information set forth on Schedule 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete as of the end of such accounting period.

                 I hereby further certify that (i) as of the date hereof, no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Effect since December 31, 1995, except, in each case, as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which the Borrower is taking or proposes to take with respect to each such condition or event.

                 IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this ____ day of ______________, 199__.

                                        ___________________________________
                                        Name:
                                        Title:





                                      C-1.

                                   EXHIBIT D
                            to the Credit Agreement

              FORM OF LEGAL OPINION OF GENERAL COUNSEL OF BORROWER

                               December __, 1996


To each of the Banks party to the Credit
Agreement referred to below, and to
ABN AMRO Bank N.V., as Agent

Ladies and Gentlemen:

                 I am General Counsel of LSI Logic Corporation, a Delaware corporation (the "Borrower"), and I am giving my opinion in connection with the execution and delivery of the Credit Agreement, dated as of December 20, 1996 (the "Credit Agreement"), among the Borrower, the several financial institutions party to the Credit Agreement (the "Banks") and ABN AMRO Bank N.V., as Agent for the Banks.

                 This opinion is provided to the Agent and the Banks as required pursuant to Section 7.01(e) of the Credit Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

                 In connection with this opinion letter, I have examined executed copies of the Credit Agreement and any Notes for the Banks requesting such Notes; certificates of public officials from the States of California and Delaware; the certificate of incorporation and by-laws of the Borrower, as amended to date; records of proceedings of the Board of Directors of the Borrower by which resolutions were adopted relating to matters covered by this opinion; and such certificates of officers of the Borrower as to certain factual matters as I have deemed necessary or appropriate.

                 In addition, I have made such other investigations as I have deemed necessary to enable me to express the opinions hereinafter set forth. In the course of this examination I have assumed the genuineness of all signatures of persons signing the Loan Documents on behalf of parties thereto other than the Borrower, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

                 Based upon the foregoing, and further subject to the assumptions, qualifications and exceptions set forth below, I hereby advise you that in my opinion:

                 (f) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State





                                      D-1.

of Delaware with the corporate power and authority to own and operate (or lease, as the case may be) its properties and to carry on its business as it is now conducted. The Borrower is qualified as a foreign corporation and in good standing in the State of California.

                 (g) The Borrower has the corporate power and authority to enter into and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

                 (h) No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by, or enforcement against, the Borrower of the Loan Documents.

                 (i) The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                 (j) The execution, delivery and performance by the Borrower of the Loan Documents will not (i) violate or be in conflict with any provision of the certificate of incorporation, or by-laws of the Borrower, (ii) violate or be in conflict with any law or regulation having applicability to the Borrower, (iii) violate or contravene any judgment, decree, injunction, writ or order of any court, or any arbitrator or other Governmental Authority, having jurisdiction over the Borrower or the Borrower's properties or by which the Borrower may be bound, or (iv) violate or conflict with, or constitute a default under or result in the termination of, or accelerate the performance required by, any indenture, any loan or credit agreement, or any other agreement for borrowed money or any other material agreement, lease or instrument to which the Borrower is a party or by which it or the Borrower's properties may be bound or affected except as contemplated under the Loan Documents.

                 (k) Except as otherwise disclosed on Schedule 5 to the Credit Agreement, no litigation or other proceedings are pending or threatened against the Borrower or its properties before any court, arbitrator or governmental agency or authority with respect to the Loan Documents or which, if determined adversely to the Borrower, would be likely to have a Material Adverse Effect.

                 (l) The extension of credit under the Credit Agreement does not violate the provisions of Regulations G or U of the Board of Governors of the Federal Reserve System.

                 (m) The Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.





                                      D-2.

                 The opinion set forth in paragraph 4 above is subject to the qualification that the enforceability of the Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

                 I express no opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States.

                 This letter has been furnished to you at the request of the Borrower pursuant to Section 7.01(e) of the Credit Agreement for your use in connection with the Credit Agreement, and may not be relied upon by you or any other person for any other purpose without my consent; provided the Agent and each Bank may deliver a copy to its legal counsel in connection with the Credit Agreement, to any prospective assignee or participant of any Bank and to any successor Agent, and such legal counsel, any such assignee or participant and any successor Agent shall be entitled to rely hereon.

                                        Very truly yours,





                                      D-3.

                                   EXHIBIT E
                            to the Credit Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

                 THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _____________________________, 199__, is made between
__________________________________________ (the "Assignor") and
____________________________(the "Assignee").

                             PRELIMINARY STATEMENTS

                 1. The Assignor is party to that certain Credit Agreement dated as of December 20, 1996 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement"), among LSI Logic Corporation (the "Borrower"), certain financial institutions as lenders (including the Assignor, the "Banks") and ABN AMRO Bank, N.V., as agent for the Banks (in such capacity, the "Agent"). All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 2. As provided under the Credit Agreement, the Assignor has committed to making Loans to the Borrower in an aggregate amount not to exceed $_____________ (the "Commitment");

                 3. [The Assignor has made Loans in the aggregate principal amount of $__________ to the Borrower consisting of $___________ principal amount of Loans.] [No Loans are outstanding under the Credit Agreement.]

                 4. The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans], in an amount equal to ___% of the Assignor's Commitment and Loans, on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

                 Accordingly, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 1.  Assignment and Acceptance.

                 (a)  Subject to the terms and conditions of this Agreement,
(i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights,





                                      E-1.

benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                 (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality, if any, and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, that the Assignor shall not relinquish its rights under Article V or under Sections 6.03 and 12.04 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                 (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Commitment shall be $__________; and (ii) the Assignee's aggregate outstanding Loans shall be $_______________.

                 (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Commitment shall be $__________; and (ii) the Assignor's aggregate outstanding Loans shall be $_______________.

                 2.       Payments.

                 (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made by the Assignor to the Borrower under the Credit Agreement and outstanding on the Effective Date.

                 (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 12.09 of the Credit Agreement.

                 3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of





                                      E-2.

such Commitment [and Loans] assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

                 4. Independent Credit Decision. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 9.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and
(b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement and the other Loan Documents.

                 5.       Effective Date; Notices.

                 (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                 (i) this Agreement shall have been executed and delivered by the Assignor and the Assignee;

                 (ii)  any consent of the Borrower and the Agent required under
Section 12.09 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                 (iii) the Assignee shall have paid to the Assignor all amounts due to the Assignor under this Agreement;

                 (iv) the processing fee referred to in Section 2(b) hereof and in Section 12.09 of the Credit Agreement shall have been paid to the Agent; and

                 (v) the Assignor and Assignee shall have complied with the other requirements of Section 12.09 of the Credit Agreement (to the extent applicable).

                 (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as
Schedule 1.





                                      E-3.

                 6. Agent. The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement and such other Loan Documents. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement and the other Loan Documents. [INCLUDE ONLY IF ASSIGNOR IS AGENT]]

                 7. Withholding Tax. The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of Form 1001, Form 4224 or such other documents and forms of the United States Internal Revenue Service, duly executed and completed by the Assignee, as are required under United States law to establish the Assignee's status for United States withholding tax purposes.

                 8.       Representations and Warranties.

                 (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder;
(iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                 (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the





                                      E-4.

Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any other Person, or the performance or observance by the Borrower or any other Person, of any of its respective obligations under the Credit Agreement or any other Loan Document.

                 (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

                 9. Further Assurances. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

                 10.      Miscellaneous.

                 (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto.

                 (b) No failure on the part of the Assignor or Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and





                                      E-5.

not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the parties.

                 (c) All payments made hereunder shall be made without any set-off or counterclaim.

                 (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

                 (e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA.

[Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                                        THE ASSIGNOR

                                        [_________________________]



                                        By  ________________________
                                            Title:


                                        THE ASSIGNEE

                                        [_________________________]



                                        By  ________________________
                                            Title:





                                      E-6.

                                   SCHEDULE 1
                   to the Assignment and Acceptance Agreement


                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


Date: ___________________

To:      ABN AMRO Bank N.V., as Agent
         _____________________________
         _____________________________
         _____________________________

         LSI LOGIC CORPORATION
         _____________________________
         _____________________________
         _____________________________


                 Re:  LSI Logic Corporation

___________________________________________

Ladies and Gentlemen:

                 We refer to the Credit Agreement dated as of December 20, 1996 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among LSI Logic Corporation (the "Borrower"), certain financial institutions named as Banks therein and ABN AMRO Bank N.V., as Agent for the Banks (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

                 1. We hereby give you notice of[, and request the consent of [the Borrower and] the Agent to,] the assignment by ________________________ (the "Assignor") to ____________________ (the
"Assignee") of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, ____% of the right, title and interest of the Assignor in and to the Commitment of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to that certain Assignment and Acceptance Agreement, dated as of ___________ (the "Assignment and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment the Assignor's Commitment is $___________. [The Assignor has made Loans in the aggregate principal amount of $__________ to the Borrower.] [No Loans are outstanding under the Credit Agreement.]

                 2. The Assignee agrees that, upon receiving the consent of the Borrower and the Agent to such assignment (if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement,





                                      E-7.

with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

                 3.       The following administrative details apply to the
                          Assignee:

                 (a)      Lending Office(s):

                 Assignee name:   _________________________________
                 Address:         _________________________________
                                  _________________________________
                                  _________________________________
                                  _________________________________
                 Attention:       _________________________________
                 Telephone:       _(____)__________________________
                 Facsimile:       _(____)__________________________


                 Assignee name:   _________________________________
                 Address:         _________________________________
                                  _________________________________
                                  _________________________________
                                  _________________________________
                 Attention:       _________________________________
                 Telephone:       _(____)__________________________
                 Facsimile:       _(____)__________________________


                 (b)      Address for Notices

                 Assignee name:   _________________________________
                 Address:         _________________________________
                                  _________________________________
                                  _________________________________
                                  _________________________________
                 Attention:       _________________________________
                 Telephone:       _(____)__________________________
                 Facsimile:       _(____)__________________________


                 (c)      Payment Instructions:

                 Account No.:     _________________________________
                 ABA No.:         _________________________________
                 At:              _________________________________
                                  _________________________________
                                  _________________________________
                                  _________________________________
                 Reference:       _________________________________
                 Attention:       _________________________________





                                      E-8.

                 4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

                 5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.

                 IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officers or agents as of the date first above written.


                                             Very truly yours,


Adjusted Commitment:                         [ASSIGNOR]

$_________________________                   By_______________________________
                                               Title:

Adjusted Pro Rata Share:

_______%


Commitment:                                  [ASSIGNEE]

$_________________________                   By_______________________________
                                               Title:

Pro Rata Share:

_______%


[CONSENTED TO this   ___ day of


[LSI LOGIC CORPORATION]


By ____________________________________
Title: ________________________________

ACKNOWLEDGED [AND CONSENTED
TO] this ____ day of ________:






                                      E-9.

ABN AMRO BANK N.V.,
as Agent


By  _____________________________________
Title: __________________________________





                                      E-10.